MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED AS OF MAY 25, 2021 BY AND AMONG XPEL, INC., PERMAPLATE FILM, LLC SISKIN ENTERPRISES, INC., DAVID JORGENSEN, INDIVIDUALLY AND THE DAVID AND BLAISE JORGENSEN FAMILY TRUST

i TABLE OF CONTENTS ARTICLE 1 PURCHASE AND SALE OF THE MEMBERSHIP INTERESTS ....................1 Section 1.1 Purchase and Sale of Membership Interests ................................................1 Section 1.2 Purchase Price ................................................................................................1 Section 1.3 Payment at Closing .........................................................................................2 Section 1.4 Post-Closing Purchase Price Adjustment. ....................................................2 Section 1.5 Withholding ....................................................................................................3 Section 1.6 Escrow Fund ...................................................................................................3 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLERS ............................4 Section 2.1 Authorization ..................................................................................................4 Section 2.2 Capitalization and Ownership ......................................................................5 Section 2.3 Organization; Good Standing .......................................................................5 Section 2.4 Consents and Approvals ................................................................................6 Section 2.5 No Violation ....................................................................................................6 Section 2.6 No Brokers or Finders ...................................................................................7 Section 2.7 Financial Information. ...................................................................................7 Section 2.8 Absence of Undisclosed Liabilities ................................................................8 Section 2.9 Absence of Changes or Events ......................................................................8 Section 2.10 Title to Assets; Sufficiency of Assets .............................................................9 Section 2.11 Intellectual Property ....................................................................................10 Section 2.12 Contracts .......................................................................................................11 Section 2.13 Litigation .......................................................................................................11 Section 2.14 Compliance with Applicable Laws .............................................................12 Section 2.15 Licenses and Permits ....................................................................................12 Section 2.16 Environmental Matters ................................................................................12 Section 2.17 Taxes ..............................................................................................................13 Section 2.18 Insurance Policies .........................................................................................16 Section 2.19 Employee Benefit Plans ................................................................................17 Section 2.20 Employees and Labor Matters ....................................................................18 Section 2.21 Transactions With Affiliates ........................................................................18 Section 2.22 Real Property ................................................................................................18 Section 2.23 Product Warranties ......................................................................................20 Section 2.24 Product Liability ...........................................................................................20 Section 2.25 Books and Records; Bank Accounts ...........................................................20 Section 2.26 Customers ......................................................................................................21 Section 2.27 Insolvency ......................................................................................................21 Section 2.28 Privacy and Data Security ...........................................................................21 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER ..............................22 Section 3.1 Buyer Organization ......................................................................................22 Section 3.2 Authorization ................................................................................................22 Section 3.3 No Violation ..................................................................................................23 Section 3.4 Consents and Approvals ..............................................................................23 Section 3.5 No Brokers or Finders .................................................................................23 ARTICLE 4 CLOSING ...............................................................................................................23

ii Section 4.1 Closing ...........................................................................................................23 Section 4.2 Deliveries by Sellers and the Company ......................................................24 Section 4.3 Deliveries by Buyer ......................................................................................25 ARTICLE 5 INDEMNIFICATION ...........................................................................................26 Section 5.1 Survival ..........................................................................................................26 Section 5.2 Indemnification by Sellers ...........................................................................26 Section 5.3 Indemnification by Buyer ............................................................................27 Section 5.4 Indemnification Procedure ..........................................................................27 Section 5.5 Failure to Give Timely Notice .....................................................................28 Section 5.6 Set-off .............................................................................................................28 Section 5.7 Purchase Price Adjustment .........................................................................29 Section 5.8 Limitations of Indemnification ....................................................................29 ARTICLE 6 POST-CLOSING COVENANTS .........................................................................30 Section 6.1 Non-Solicitation; Confidentiality ................................................................30 Section 6.2 Company Employees ....................................................................................32 Section 6.3 Access to Information ..................................................................................32 Section 6.4 Agreements Regarding Tax Matters ..........................................................32 Section 6.5 Agreement Not to Dissolve ...........................................................................37 Section 6.6 Pending Orders .............................................................................................37 Section 6.7 Further Assurances ......................................................................................37 Section 6.8 AutoNation Relationship .............................................................................37 Section 6.9 Tail Insurance ...............................................................................................37 ARTICLE 7 MISCELLANEOUS ..............................................................................................37 Section 7.1 Notices ............................................................................................................37 Section 7.2 General Definitions .......................................................................................38 Section 7.3 Entire Agreement; Amendment ..................................................................49 Section 7.4 Counterparts; Deliveries ..............................................................................49 Section 7.5 Third Parties .................................................................................................49 Section 7.6 Expenses ........................................................................................................49 Section 7.7 Waiver ...........................................................................................................50 Section 7.8 Governing Law .............................................................................................50 Section 7.9 Assignments ..................................................................................................50 Section 7.10 Headings ........................................................................................................50 Section 7.11 Jurisdiction of Courts ..................................................................................50 Section 7.12 Waiver of Jury Trial ....................................................................................50 Section 7.13 Construction; Interpretive Matters ............................................................51 Section 7.14 Public Announcements .................................................................................51

iii GLOSSARY OF DEFINED TERMS Accountants............................. Section 1.4(c) Accounts Receivable ....................Section 7.2 Acquired Contracts ......................Section 7.2 Action ...........................................Section 7.2 Affiliate ........................................Section 7.2 Affiliate Transaction ....................Section 7.2 Affiliated Group ...........................Section 7.2 Agreement ...................................... Preamble Allocation Methodology .... Section 6.4(a)(ii) Audited Balance Sheets .......... Section 2.7(a) AutoNation ...................................Section 7.2 Balance Sheet Date ......................Section 2.9 Bankruptcy Code .........................Section 7.2 Books and Records ......................Section 7.2 Breach ..........................................Section 7.2 Breaching Party ........................Section 6.1(f) Business ............................................ Recitals Business Assets… ........................Section 7.2 Business Day ................................Section 7.2 Buyer .............................................. Preamble Buyer Indemnified Parties ...........Section 5.2 Buyer Indemnified Party ..............Section 5.2 CARES Act ..................................Section 7.2 Cash and Cash Equivalents ..........Section 7.2 Closing .........................................Section 4.1 Closing Date.................................Section 4.1 Closing Working Capital .............Section 7.2 Code .............................................Section 7.2 Commercial Software ..................Section 7.2 Company ........................................ Preamble Company Intellectual Property ..Section 2.11 Company Knowledge...................Section 7.2 Company Leased Real Property ........................... Section 2.22(a) Company Organizational Documents .............................Section 2.3 Company Owned Intellectual Property ..................................Section 7.2 Confidential Information ........ Section 6.1(b) Contract ........................................Section 7.2 Controls ................................... Section 2.7(b) Data Protection Laws .................Section 2.27 Data Protection Requirements ...Section 2.27 Direct Claim ............................ Section 5.4(a) Dispute Notice ........................ Section 1.4(b) Effective Time .............................Section 4.1 Employee .....................................Section 7.2 Employee Agreement.............. Section 4.2(c) Employee Benefit Plan ................Section 7.2 Environmental Claim ...................Section 7.2 Environmental Law ......................Section 7.2 Environmental Notice ..................Section 7.2 Environmental Permit ..................Section 7.2 ERISA ..........................................Section 7.2 Escheat Claims .............................Section 7.2 Escrow Account ...................... Section 1.3(b) Escrow Agent ...............................Section 7.2 Escrow Agreement .......................Section 7.2 Escrow Amount ...........................Section 7.2 Expenses ......................................Section 7.2 Family Member ............................Section 7.2 Financial Statements ............... Section 2.7(a) Fundamental Representations ......Section 5.1 GAAP ...........................................Section 7.2 Governmental Authority ..............Section 7.2 Guarantee .....................................Section 7.2 Hazardous Materials ....................Section 7.2 IRS .............................................Section 2.17 Indebtedness .................................Section 7.2 Indebtedness Payments ........... Section 1.3(a) Indemnified Party.................... Section 5.4(a) Indemnifying Party ................. Section 5.4(a) Insolvent .......................................Section 7.2 Intellectual Property .....................Section 7.2 Inventory ......................................Section 7.2 Jorgensen........................................ Preamble Laws ........................................ Section 2.5(b) Letter of Intent .............................Section 7.2 Liabilities .....................................Section 7.2 License Agreement ................. Section 4.2(e) Liens .............................................Section 7.2 Listed Intellectual Property ..........Section 7.2 Losses ...........................................Section 5.2 Material Contracts ................. Section 2.12(a) Membership Interests ........................ Recitals Non-Breaching Party ............. Section 6.1(g) Off-Site Environmental Liabilities ..............................Section 7.2 On-Site Environmental Liabilities ...............................Section 7.2

ii Orders ...................................... Section 2.5(c) Other Extended Survival Representations ......................Section 5.1 Pass-Through Tax Return ............Section 7.2 Patents ..........................................Section 7.2 Payoff Letters ...........................Section 4.2(f) Permits .........................................Section 7.2 Permitted Liens ............................Section 7.2 Person ...........................................Section 7.2 Personal Property .........................Section 7.2 Post-Closing Working Capital Schedule ............................ Section 1.4(a) PPP ........................................... Section 2.9(j) PPP Lender...................................Section 7.2 PPP Loan Escrow Agreement ......Section 7.2 Pre-Closing Tax Period ...... Section 6.4(d)(ii) Pre-Closing Tax Return ..... Section 6.4(d)(ii) Privacy Contractual Requirements .......................Section 2.27 Privacy Policies ..........................Section 2.27 Protection Products ........................ Preamble Purchase Price .............................Section 1.2 Purchase Price Allocation .. Section 6.4(a)(ii) Real Property Lease .............. Section 2.22(a) Release .................................... Section 4.2(h) Required Consents .......................Section 2.4 Restricted Business .....................Section 7.2 ROFR Rights ...............................Section 2.2 Sellers ............................................. Preamble Sellers Indemnified Parties ..........Section 5.3 Sellers Indemnified Party .............Section 5.3 Sellers’ Closing Costs ..................Section 7.2 Sellers’ Knowledge ......................Section 7.2 Settlement Date ....................... Section 1.4(d) Severance Payments.....................Section 7.2 Siskin.............................................. Preamble Siskin Organizational Documents .............................Section 2.2 Software .......................................Section 7.2 Spill ..............................................Section 7.2 Statutory Representations ............Section 5.1 Straddle Period .............................Section 7.2 Straddle Tax Period............ Section 6.4(d)(ii) Tax ...............................................Section 7.2 Tax Contest ............................. Section 6.4(e) Tax Proceeding ................... Section 6.4(g)(i) Tax Purchase Price ............. Section 6.4(a)(ii) Tax Returns ..................................Section 7.2 Term .............................................Section 7.2 Third Party Claim ................... Section 5.4(a) Third Party Licenses ....................Section 7.2 Threatened....................................Section 7.2 Top Customer.............................Section 2.26 Trademarks ..................................Section 7.2 Transaction Documents ...............Section 2.1 Transactions .................................Section 7.2 Transaction Tax Deductible Amounts .................................Section 7.2 Transfer Taxes ........................ Section 6.4(h) Transferred Employees ................Section 6.2 Transition Services AgreementSection 4.2(d) Trust Documents ..........................Section 2.2 Unaudited Balance Sheets....... Section 2.7(a) WARN Act...................................Section 7.2 Working Capital ...........................Section 7.2 Working Capital Target ...............Section 7.2 Year-End Balance Sheet ......... Section 2.7(a) Exhibits Exhibit A Employee Agreement with Jorgensen Exhibit B Form of Release Exhibit C Transition Services Agreement Exhibit D License Agreement

MEMBERSHIP INTEREST PURCHASE AGREEMENT This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of May 25, 2021, is by and among (i) XPEL, Inc., a Nevada corporation (“Buyer”), (ii) PermaPlate Film, LLC, a Utah limited liability company (the “Company”), (iii) Siskin Enterprises, Inc., a Utah corporation (“Siskin”), (iv) David Jorgensen, individually (“Jorgensen”), and (v) the David and Blaise Jorgensen Family Trust (the “Trust”). Each of Siskin, the Trust and Jorgensen are sometimes referred to as a “Seller” and collectively as “Sellers.” RECITALS A. Siskin and the Trust are the owners of all of the limited liability company interests (the “Membership Interests”) of the Company; B. The Company is engaged in the business of the distribution, sale and installation of window tint and film paint protection products (the “Protection Products”) for motor vehicles (the “Business”). For avoidance of doubt, the parties hereto agree that “Business” does not include the warranties provided by Siskin to AutoNation in connection with Protection Products installed for AutoNation, including without limitation with respect to ClearPlate, or the administration, adjustment, servicing of such warranties or repair pursuant to the warranties. C. Pursuant to this Agreement, Siskin and the Trust desire to sell to Buyer, and Buyer desires to purchase from Siskin and the Trust, the Membership Interests on the terms and subject to the conditions set forth herein. AGREEMENT In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (capitalized terms used but not defined otherwise in this Agreement are defined in Section 7.2): ARTICLE 1 PURCHASE AND SALE OF THE MEMBERSHIP INTERESTS Section 1.1 Purchase and Sale of Membership Interests. At the Closing, Siskin and the Trust will sell, convey, assign and transfer to Buyer, and Buyer will purchase, acquire and accept from Siskin and the Trust, free and clear of all Liens (other than any transfer restrictions arising under applicable securities Laws), all right, title and interest in and to the Membership Interests pursuant to and in accordance with the terms hereof. Section 1.2 Purchase Price. The aggregate purchase price for the Membership Interests (the “Purchase Price”) shall be an amount equal to (a) $30,000,000.00, less (b) Indebtedness as of the Closing Date that is secured by a Lien on the Business Assets, less

2 (c) any of Sellers’ Closing Costs paid pursuant to Section 1.3(b). The Purchase Price shall be paid as set forth in Section 1.3. Section 1.3 Payment at Closing. At the Closing, Buyer shall make the following payments: (a) pay to the applicable creditors of the Company, on behalf of the Company and for its account, any Indebtedness that is secured by a Lien on the Business Assets in accordance with the funding instructions set forth in the applicable Payoff Letters (the “Indebtedness Payments”); (b) pay to the applicable Persons certain of the Sellers’ Closing Costs, by wire transfer of immediately available funds to the account(s) designated in writing by the Sellers; (c) pay the Purchase Price as follows: (i) pay to the Escrow Agent an amount equal to the Escrow Amount by wire transfer of immediately available funds to a non-interest-bearing account designated by the Escrow Agent (the “Escrow Account”) to hold pursuant to the Escrow Agreement; (ii) pay to the PPP Lender the amount specified in funding instructions set forth in the PPP Loan Escrow Agreement by wire transfer of immediately available funds to a non-interest-bearing account designated by the PPP Lender (the “PPP Escrow Account”); (iii) pay to each of Siskin and the Trust one half of the remaining portion of the Purchase Price, by wire transfer of immediately available funds to the account(s) designated in writing by Siskin and the Trust, respectively. Section 1.4 Post-Closing Purchase Price Adjustment. (a) Post-Closing Adjustment Schedule. No later than 120 days following the Closing Date, Buyer shall prepare a schedule (the “Post-Closing Working Capital Schedule”) setting forth Buyer’s determination of the Closing Working Capital. (b) Dispute Notice. Within thirty (30) days following Buyer’s delivery of the Post-Closing Working Capital Schedule, Sellers may deliver written notice (the “Dispute Notice”) to Buyer of any objections, specifying any good faith contested items and the basis therefor, which Sellers may have to the Post-Closing Working Capital Schedule and any proposed adjustments thereto. The failure of Sellers to deliver such Dispute Notice within the prescribed time period will constitute Sellers’ acceptance of the Post-Closing Working Capital Schedule delivered by Buyer. Upon Sellers’ reasonable request, Buyer will direct and use its reasonable efforts to give Sellers and their accountants reasonable access to Buyer’s work papers for the purpose of verifying the Post-Closing Working Capital Schedule.

3 (c) Resolution of Protest. If Buyer and Sellers are unable to resolve any disagreement with respect to the Post-Closing Working Capital Schedule within thirty (30) Business Days following Buyer’s receipt of the Dispute Notice, then the items in dispute (and solely such items) will be referred to Weaver and Tidwell, L.L.P. (the “Accountants”) for final determination within forty-five (45) calendar days. Buyer and Sellers shall provide the Accountants with a copy of the Post-Closing Working Capital Schedule delivered by Buyer to Sellers and a copy of the Dispute Notice provided by Sellers to Buyer. The determination by the Accountants shall be based solely on presentations by Buyer, on the one hand, and Sellers, on the other hand, and their respective accountants, agents and representatives, and shall not involve an audit or independent review by the accountants of the Company or other matters as a predicate to their determination. Any determination by the Accountants, with respect to any disputed item, shall not be outside the range defined by the respective amounts in the Post-Closing Working Capital Schedule, as applicable, proposed by Buyer and Sellers’ proposed adjustments thereto, and such determination shall be final, binding upon and non- appealable by the parties. Each of Buyer, on the one hand, and Sellers, on the other hand, shall bear that percentage of the fees and expenses of the Accountants equal to the proportion of the dollar value of the unresolved disputed issues determined in favor of the other party, as determined by the Accountants. (d) Post-Closing Payment. Within ten (10) Business Days following the final determination of the Post-Closing Working Capital Schedule, pursuant to this Section 1.4 (the “Settlement Date”): (i) if the amount of the Closing Working Capital minus the Working Capital Target is negative, then Sellers shall pay such amount to Buyer (it being agreed that such amount shall not be paid from the Escrow Amount); or (ii) if the amount of the Closing Working Capital minus the Working Capital Target is positive, then Buyer shall pay one half of such amount to each of Siskin and the Trust. All payments to be made pursuant to this Section 1.4 shall be made by wire transfer of immediately available funds to an account designated by the recipient thereof. Section 1.5 [Intentionally Omitted]. Section 1.6 Escrow Fund. (a) The Escrow Account shall be used solely to satisfy Sellers’ liabilities for indemnification matters arising under Section 5.2. The Escrow Amount shall be held and disbursed in accordance with the terms of this Agreement and the Escrow Agreement. (b) Within three (3) Business Days after the six (6) months following the Closing Date, Sellers and Buyer shall execute and deliver to the Escrow Agent in accordance with the Escrow Agreement a joint written instruction instructing the Escrow Agent to release to each of Siskin and the Trust one half of the then remaining balance of the Escrow Amount minus the aggregate amount of all pending indemnification claims

4 by the Buyer Indemnified Parties pursuant to Section 5.2 (such amount, the “Pending Claims Amount,” and the amount to be received and distributed by Escrow Agent, the “Escrow Release Amount”), to an account or accounts designated in writing by each of Siskin and the Trust. Upon the settlement of all such pending indemnification claims, Sellers and Buyer shall execute and deliver to the Escrow Agent in accordance with the Escrow Agreement a joint written instruction instructing the Escrow Agent to release to each of Siskin and the Trust one half of the Pending Claims Amount designated in the instruction as the Escrow Release Amount to an account or accounts designated in writing by each of Siskin and the Trust. ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLERS Siskin, on the one hand, and the Trust and Jorgensen, severally but not jointly, hereby represent and warrant to Buyer, as of the date hereof and as of the Closing Date, that: Section 2.1 Authorization. (a) Sellers and the Company have all requisite capacity, power and authority to execute, deliver and perform their respective obligations under this Agreement and each agreement, document, certificate or instrument executed in connection with this Agreement (collectively the “Transaction Documents”) to which they are a party. The execution and delivery of this Agreement and the Transaction Documents to which each Seller or the Company is a party, the performance by each Seller or the Company of its obligations hereunder and thereunder, and the consummation by Sellers or the Company of the Transactions are or have been duly authorized, and no other act or proceeding on the part of any Seller or the Company is necessary. This Agreement and the Transaction Documents to which Sellers and the Company are parties have been duly executed and delivered by Sellers and the Company. (b) Assuming the due authorization, execution and delivery hereof and thereof by Buyer, the Transaction Documents constitute the legal, valid and binding obligation of each Seller and the Company, enforceable against each Seller and the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally, and the availability of equitable remedies. Section 2.2 Capitalization and Ownership. The authorized membership interests of the Company consist solely of the Membership Interests, all of which are issued and outstanding as of the date hereof. All of the Membership Interests have been issued in accordance with the Company Organizational Documents, are duly authorized, validly issued, fully paid and non- assessable and were not issued in violation of any right of first refusal, preemptive right, subscription right or similar right (collectively, “ROFR Rights”) with respect to any equity, ownership or operating interests of the Company. Each Seller is the record and beneficial owner of, and has good and valid title, free and clear of any Liens (other than any transfer restrictions

5 arising under applicable securities Laws or under the Company Organizational Documents, the organizational documents of Siskin (collectively, including all amendments thereto, the “Siskin Organizational Documents”) or the trust agreement establishing the Trust (collectively, including all amendments thereto, the “Trust Documents”)), to all of the issued and outstanding Membership Interests set forth opposite its name on Schedule 2.2 hereto and such Seller has full capacity, power and authority to sell, convey, assign, transfer and deliver the Membership Interests as provided in this Agreement. Other than the Company Organizational Documents, the Siskin Organizational Documents or the Trust Documents, there are no agreements to which any Seller is a party or by which such Seller is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under any applicable securities Law, or sale or transfer (including, without limitation, agreements relating to preemptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any of the Membership Interests. The Company does not have any obligation to purchase, redeem or otherwise acquire any Membership Interests or any interest therein or to make any distribution in respect thereof. There are no authorized, outstanding or promised appreciation, phantom, profit participation or similar rights with respect to the Membership Interests. Other than the Membership Interests, there are no other outstanding securities of the Company entitled, and no separate rights to which the Company is obligated entitling any holders thereof, to vote on any matters put to a vote of the holders of the Membership Interests. No holder of Membership Interests is entitled to any different or additional amount of consideration in respect of the membership interests of the Company in connection with this Agreement except as expressly provided for in this Agreement. Upon the Closing, no holder of Membership Interests will have the right to any consideration with respect thereto, except as set forth in this Agreement. Section 2.3 Organization; Good Standing. (a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Utah and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the Business as now being conducted. Siskin is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite power and authority to own, lease and operate its assets, properties and business including the Membership Interests. True, correct and complete copies of the organizational documents and all amendments thereto of the Company including the Certificate of Formation, Regulations and Company Agreement of the Company (collectively, the “Company Organizational Documents”) are attached to Schedule 2.3. (b) The Company is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction, which, except as set forth on Schedule 2.3, are all of the jurisdictions in which the nature of the Business or the location of the Business Assets requires the Company or Siskin to so qualify, except such jurisdictions where the failure to so qualify would not reasonably be expected to have a material adverse effect on the Business or the Business Assets, in the case of the Company, or the business and assets of Siskin, as the case may be. The Company does not have any subsidiaries or any equity or debt investment in any other Person.

6 Section 2.4 Consents and Approvals. Except as set forth on Schedule 2.4 (the “Required Consents”), no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made, obtained or given by any Seller or the Company in connection with the authorization, execution, delivery and performance by Sellers and the Company of this Agreement and the Transaction Documents, or the consummation of the Transactions by Sellers and the Company, where the failure to obtain or make such consent, approval, order or authorization, or registration, declaration or filing, or notice would reasonably be expected to have a material adverse effect on the Business or the Business Assets. Section 2.5 No Violation. Except as set forth on Schedule 2.5, the execution, delivery and performance by Sellers and the Company of this Agreement and the Transaction Documents and the consummation of the Transactions by Sellers and the Company will not: (a) result in the Breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, give any Person the right to accelerate or terminate, or otherwise adversely affect any rights of Sellers or the Company under, any mortgage, note, bond, indenture, Contract or other instrument or obligation of any kind or nature, in any case whether written or oral, to which any Seller or the Company is a party or by which any Seller, the Company or any Business Asset is bound; (b) violate any law, statute, legislation, ordinance, code, rule, regulation, decree, award, order, Permit, franchise, consent, authorization, treaty, constitution, directive or common law of any Governmental Authority (collectively, “Laws”) to which any Seller or the Company is subject or by which any of the Business Assets are bound in any material respect; (c) violate or conflict with any governmental order, Permit, writ, injunction, judgment or decree (collectively, “Orders”) binding upon or applicable to any Seller or the Company; (d) violate any provision of the Company Organizational Documents, the Siskin Organizational Documents or the Trust Documents; or (e) result in the creation or imposition of any Lien upon any of the Business Assets (other than Permitted Liens). Section 2.6 No Brokers or Finders. None of Sellers, the Company or any of their Affiliates has retained any broker or finder, or made any statement or representation to any Person that would entitle such Person to, or agreed to pay, any broker’s, finder’s or similar fees or commissions in connection with the Transactions. Section 2.7 Financial Information. (a) Attached as Schedule 2.7(a) are the following financial statements (collectively, the “Financial Statements”): (i) the Company’s unaudited balance sheet as of December 31, 2020 (the “Year-End Balance Sheet”) and the related statements of

7 income and cash flows for the year ended December 31, 2020 and (ii) the Company’s unaudited balance sheet as of each of March 31, 2020 and March 31, 2021 (the “Unaudited Balance Sheets”) and the related statements of income and cash flows for the three months ended March 31, 2020 and 2021. The Financial Statements have been prepared from the Books and Records and are true and correct and fairly reflect in all respects the financial condition and results of operations of the Company as of the dates and for the periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods presented, except as required by Law or GAAP, without modification of the accounting principles used in the preparation thereof throughout the periods presented (subject in the case of the unaudited financial statements to the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments in a manner consistent with past practice, none of which are material). (b) The Company has in place systems and processes (including the maintenance of proper Books and Records) that are designed to (i) provide reasonable assurances regarding the reliability of the Financial Statements and (ii) accumulate and communicate in a timely manner to the Company’s chief executive officer and chief financial officer the type of information that would be required to be disclosed in the Financial Statements (such systems and processes are herein referred to as the “Controls”). None of the Company, Sellers, or any independent auditor has identified or actually been made aware of any complaint, allegation, deficiency, assertion or claim, whether written or oral, regarding the Controls or the Financial Statements. There have been no instances or allegations of fraud, whether or not material, that occurred during any period covered by the Financial Statements. The Company has in place a revenue recognition policy consistent with GAAP. (c) Schedule 2.7(c) sets forth, as of the date as set forth therein, an accurate aging report (indicating accounts thirty (30), sixty (60) and ninety (90) or more days past due) of all Accounts Receivable of the Company as of such date. Schedule 2.7(c) sets forth a description of historical write-off experiences of the Company with respect to its Accounts Receivable. Except as set forth on Schedule 2.7(c), the Accounts Receivable (i) arose from bona fide, arm’s length transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as enforcement may be limited after the Closing Date by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally, and the availability of equitable remedies, (iii) are not subject to any set-off, dispute, counterclaim or other defense, (iv) are not the subject of any Actions brought by, on behalf of or against Sellers or the Company and (v) do not represent obligations which are conditional on an occurrence or event, or the absence of an occurrence or event, including the delivery of any further or additional goods or services. No such Accounts Receivable is subject to any discount or return policy. (d) Except as set forth on Schedule 2.7(d), there are no material unpaid invoices or bills representing amounts alleged to be owed by the Company, or other alleged obligations of the Company, which the Company has disputed or refused to pay.

8 (e) Except as set forth on Schedule 2.7(e), the Inventory was acquired in the ordinary course of business and consists of a quantity and quality usable and saleable in the ordinary course of business, is not obsolete or damaged, has a remaining shelf-life of not less than 180 days, conforms to the manufacturers’ quality and performance specifications, is merchantable and fit for its intended use, is not defective and is carried at the lower of cost or fair market value. The aggregate net realizable value of the Inventory is not less than the cost of such Inventory reduced by the amount of any applicable reserve. All Inventory is in the physical possession of the Company or in transit to or from a customer or supplier of the Company. Section 2.8 Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.8, Sellers and the Company have no Liabilities including, without limitation, any Liabilities for PPP Indebtedness arising out of any transaction, series of transactions, action or inaction entered into or occurring on or prior to the date hereof, except (i) for Liabilities that have arisen in connection with the conduct of the Business in the ordinary course of business consistent with past custom and practice (and none of which results from, arises out of, relates to, is in the nature of, or was caused by any Breach by Sellers or the Company) and not exceeding $50,000 since December 31, 2020, and (ii) for any executory obligations arising under any Contract of the Company that does not arise from a Breach or alleged Breach of such Contract occurring prior to the Closing. There are not now, nor have there been during the past five (5) years, any Guarantees by the Company of the obligations of any other Person which are outstanding. Section 2.9 Absence of Changes or Events. Except as set forth on Schedule 2.9 (with respect to Sellers), since December 31, 2020 (the “Balance Sheet Date”), Sellers and the Company have conducted the Business in the ordinary course of business consistent with past custom and practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as disclosed on Schedule 2.9, there has not been: (a) one or more events, occurrences, developments or states of circumstances or facts which, individually or in the aggregate, has had, or could reasonably be expected to result in, a material adverse effect on the Company, its results of operations or condition (financial or otherwise), the Business or the Business Assets; (b) any collection, attempt to collect or write-off as uncollectible on the part of any Seller or the Company of any notes or Accounts Receivable or other cash obligations owed to the Company, other than in the ordinary course of business consistent with past practices or any change in methods or procedures for billing or collecting Accounts Receivable or reserves for doubtful accounts or cancellation of any debts or waivers of any claims or rights of substantial value; (c) any damage, destruction or other casualty loss (whether or not covered by insurance) materially and adversely affecting the Business Assets; (d) any delay in or postponement by any Seller or the Company of any payment of any accounts payable or any other Liability of the Company, or any extension or agreement on the part of another Person with respect to the Business to extend the

9 payment date of any such accounts payable or other Liability of the Company in any case, other than in the ordinary course of business consistent with past practices; (e) any entry into, termination, cancellation, expiration, non-renewal, amendment or modification of any Material Contract; (f) any issuance of any Membership Interests or any security convertible into or exercisable for any Membership Interests; (g) any reorganization of the Company or Business or amendment of the Company Organizational Documents; (h) any increase in the salary of any manager, director, officer or Employee of the Company; (i) any other change in employment terms for any of the Company’s managers, directors, officers or Employees; (j) any loan, advance or extension of credit by the Company except in the ordinary course of business consistent with past practices; (k) any incurrence of any Indebtedness including, without limitation, any Indebtedness pursuant to the Paycheck Protection Program (“PPP”) promulgated under the CARES Act; (l) any distribution or dividend by the Company to its member of Business Assets other than Cash and Cash Equivalents; and (m) any binding commitment by any Seller or the Company to do any of the foregoing. Section 2.10 Title to Assets; Sufficiency of Assets. (a) Except as set forth on Schedule 2.10(a), the Company owns good and marketable title to the Business Assets, free and clear of any and all Liens other than Permitted Liens. Upon consummation of the Transactions, the Company will be vested with good and marketable title to the Business Assets, free and clear of all ROFR Rights and all Liens other than Permitted Liens. (b) The Business Assets, including the rights to services under the Transition Services Agreement, are sufficient to enable Buyer to conduct the Business immediately after the Closing in substantially the same manner as Sellers and the Company presently conduct the Business. Except as set forth on Schedule 2.10(b), the Business Assets and all tangible Personal Property owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted, have been adequately and routinely maintained in accordance with generally accepted industry standards and are suitable for the purposes for which they are presently being used. Except as set forth on Schedule 2.10(b), none of the Business Assets or the personal or movable property

10 owned or leased by the Company is located other than at the premises of a customer or the Company Leased Real Property. Section 2.11 Intellectual Property. (a) Except as set forth on Schedule 2.11(a), the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, sell, distribute or license all Intellectual Property that is used, sold, distributed or licensed in or as part of the Business as currently conducted by the Company (“Company Intellectual Property”). Except as set forth on Schedule 2.11(a) and subject to terms of the License Agreement, each item of Company Intellectual Property will, as of the Closing and immediately subsequent to the Closing Date, continue to be owned or available for use by the Company on such terms as are identical to those pursuant to which the Company, immediately prior to the Closing, owns or has the right to use such item without any additional payment. (b) Except for the License Agreement as to certain Trademarks and licenses of Commercial Software or Intellectual Property that is owned by third parties and subject to Third Party Licenses, the Company is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Liens, other than Permitted Liens), Company Intellectual Property, and has sole and exclusive rights to the use and distribution thereof and is not contractually obligated to pay any compensation to any third party in respect thereof or in connection with the use, distribution, licensing or other exploitation thereof or as a result of the Transactions. (c) Schedule 2.11(c) sets forth a complete list of all Company Owned Intellectual Property that is Listed Intellectual Property (including the jurisdictions where such Listed Intellectual Property is registered or where applications have been filed, and all registration numbers). Except as set forth in Schedule 2.11(c), (A) all Listed Intellectual Property is currently in the name of the Company, and is in full force and effect, (B) no Listed Intellectual Property that is the subject of an application or registration has been canceled, abandoned, adjudicated invalid, or otherwise terminated, or is subject to any challenge, opposition, nullity proceeding or interference or, to Sellers’ Knowledge, threats to commence the same, and (C) all renewal and maintenance fees in respect of the Listed Intellectual Property referred to in clause (B) above (if applicable) have been duly paid. (d) To Sellers’ Knowledge, there is no unauthorized use, infringement or misappropriation of Company Owned Intellectual Property by any Person, including any employee or former employee of the Company or any Affiliate. The use of Company Owned Intellectual Property has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or is otherwise violating, the Intellectual Property rights of any Person.

11 Section 2.12 Contracts. (a) Schedule 2.12(a) contains a true, correct and complete list of all material Contracts to which the Company is a party or by which the Company or any Business Asset is bound (collectively, the “Material Contracts”). (b) Sellers and the Company have provided Buyer with true and correct copies of all Material Contracts, including all amendments, waivers and other modifications thereof. Sellers and the Company are not in default, and no event has occurred which with the giving of notice or passage of time or both would constitute a default, under any Material Contract, or any other obligation owed by Sellers or the Company thereunder. To Sellers’ Knowledge and the Company Knowledge, no other party to any Material Contract is in default thereunder nor, to Sellers’ Knowledge and the Company Knowledge, has any event occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Material Contract. Except as set forth on Schedule 2.12(b), each Material Contract is in full force and effect, is valid and enforceable against the Company, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies, and is not subject to any claims, charges, set-offs or defenses. The Material Contracts and the Transition Services Agreement constitute all of the Contracts that are necessary for the conduct of the Business by Buyer immediately following the Closing in substantially the same manner as presently conducted, and there are no other Contracts to which any Seller or the Company, or any of their respective Affiliates, is a party or that are binding on any Business Assets that are necessary for the continued conduct of the Business immediately following the Closing in all material respects as presently conducted. Except as set forth on Schedule 2.12(b), all of the Material Contracts will be in full force and effect immediately after the Closing. Section 2.13 Litigation. Except as set forth on Schedule 2.13, since January 1, 2020, there has been no, and there is currently no, Action pending against the Company or affecting the Business nor, to Sellers’ Knowledge and the Company Knowledge, is there any investigation or grievance pending or any Action Threatened against the Company or any of its current or former officers, directors, managers or employees (in their respective capacities as such) or affecting the Business, before any Governmental Authority. The Company: (a) is not subject to any judgment, Order or decree of any Governmental Authority with respect to which any of them has been served with court or other papers or of which any Seller or the Company has Knowledge; (b) except as set forth on Schedule 2.13, has not received any opinion or memorandum or legal advice from legal counsel to the effect that any Seller or the Company is exposed, from a legal standpoint, to any Liability that may be material to the Company or the Business, as applicable; or (c) is not a party to any Action to recover monies due it or for damages sustained by it or to cause a third party to act or refrain from acting in a certain manner.

12 Section 2.14 Compliance with Applicable Laws. Except as set forth on Schedule 2.14, since January 1, 2020, Sellers and the Company have complied, and are now complying, in all material respects with all applicable Laws in connection with the conduct, ownership, use, occupancy or operation of the Company, the Business Assets and the Business, and none of Sellers or the Company has received notice at any time since January 1, 2020 of any such noncompliance. No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of all applicable Laws or any Governmental Authority or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or modification to, any material Permit. Section 2.15 Licenses and Permits. The Company holds, and at all times since January 1, 2020 has held, and, as of the Closing will hold, all Permits necessary for the conduct, ownership, use, occupancy or operation of the Company, the Business and the Business Assets. Schedule 2.15(a) lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. Except as set forth on Schedule 2.15(b), the Company is, and at all times has been, in compliance in all material respects with such Permits, all of which are in full force and effect, and none of the Company or the Sellers has received any written notices to the contrary. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth or required to be set forth in Schedule 2.15(a). Except as set forth on Schedule 2.15(c), each of the Permits listed on Schedule 2.15(a) will be in full force and effect immediately following the consummation of the Transactions without requiring the consent of or notice to any other Person and without any changes resulting from the Transactions. Section 2.16 Environmental Matters. (a) Except as set forth on Schedule 2.16(a), the Company is currently and has been at all times since January 1, 2020 in material compliance with all Environmental Laws and has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. There has been no Spill of Hazardous Materials giving rise to potential Liability pursuant to or in contravention of Environmental Laws with respect to or in connection with the Company, the Business or the Business Assets, and Sellers and the Company have not received an Environmental Notice that any Company Leased Real Property (including soils, groundwater, surface water, buildings and other structure located on, under or adjacent to the Company Leased Real Property) has been contaminated with any Hazardous Material that could reasonably be expected to result in an Environmental Claim against, the Company, or a violation of Environmental Law or term of any Environmental Permit held by the Company. (b) The Company has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Schedule 2.16(b)) necessary for the operation of the Business, including the ownership, lease or use of the Business Assets,

13 as applicable, and all such Environmental Permits are in full force and effect and have been maintained in full force and effect by the Company in accordance with all applicable Environmental Laws. With respect to any such Environmental Permits, the Company has undertaken all measures necessary to facilitate continuation of the Company’s Environmental Permits included in the Business Assets, as necessary for the continued operation of the Business and, to Sellers’ Knowledge and the Company Knowledge, there is no condition, event, Action or circumstance pending or Threatened that might prevent or impede the continuation of the same, nor have Sellers or the Company received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same. (c) Except as set forth on Schedule 2.16(c), the Company has not retained or assumed, by Contract or operation of Law, any Liabilities of third parties under any Environmental Law relating to the Business or the Business Assets. Without limiting the generality of the foregoing, Sellers and the Company have not retained or assumed any Liability for any violation of any Environmental Law or for any Environmental Claim relating to the ownership, lease or use of any real property by the Company. (d) Sellers and the Company have not ever used or included lead paint or asbestos- or silica-containing products in connection with the Business, the Business Assets or the Company. None of the Company Leased Real Property contains any of the foregoing products. Section 2.17 Taxes. (a) All Tax Returns required to be filed by the Company have been timely and properly filed, and all such Tax Returns are true, complete and correct in all material respects. The Company is not the current beneficiary of any extension of time within which to file any Tax Return that has not been filed. (b) All Taxes due and owing (whether or not shown or required to be shown on a Tax Return) by the Company have been timely and properly paid. (c) The Company has not requested or received any private letter ruling of the Internal Revenue Service (the “IRS”) or comparable written rulings or guidance related to Tax matters issued by any other Governmental Authority. There is no power of attorney given by or binding upon the Company with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired that remain in effect. (d) No claims, deficiencies, proposed adjustments or assessments of Taxes have been asserted or Threatened in writing against the Company by any Governmental Authority that have not been timely paid in full or finally settled. The Company is not subject to any current, pending or, to the Sellers’ Knowledge and the Company Knowledge, proposed or Threatened Tax review, audit or examination or any other Tax proceeding.

14 (e) There are no Liens for Taxes upon the assets of the Company (other than Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings). (f) No claim has within the past five years been made in writing by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not within the past five years approached any Governmental Authority for the purpose of resolving any delinquent Tax Liability or delinquent Tax Return filings of the Company, including through voluntary disclosure proceedings or similar proceedings. (g) The Company has not consented to waive or extend the time in which any Tax may be assessed or collected by any Governmental Authority, which period of time, as waived or extended, remains open, and no written request for waiver or extension of statutes of limitation with respect to Taxes or Tax Returns of the Company is currently pending and no written request for any waiver or extension of statutes of limitation with respect to Taxes or Tax Returns of the Company has been made by a Governmental Authority. (h) The Company has withheld and timely paid to the appropriate Governmental Authority all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any Employee, former Employee, equityholder, independent contractor, creditor, stockholder, member, Affiliate, customer, licensor, supplier or other Person, including any state or local Taxes required to be withheld with respect to any distribution or any allocation of taxable income to any equityholder, and all Tax Returns, including IRS Forms W-2 and 1099, required with respect thereto have been properly completed and timely filed. Each Person providing services to the Company has been properly classified as an employee or independent contractor, as the case may be, for all Tax purposes. (i) The Company is not party to or bound by any contract, agreement, arrangement, practice or understanding for the allocation, assumption, gross-up, indemnification or payment of Taxes (other than any contract or agreement entered into in the ordinary course of business not primarily related to Taxes). (j) The Company (i) is not, and was not for any Tax period for which the statute of limitations remains open, a member of an affiliated group required to file a combined, consolidated, unitary or other similar group for income Tax purposes (other than any group of which the Company is the common parent) and (ii) does not have any Liability for the Taxes of any other Person including under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local, foreign or other Tax Law) or as a transferee or successor, by Contract or pursuant to any Law. (k) The Company (i) does not have and has not had a permanent establishment (within the meaning of any applicable Tax treaty), office, fixed place of business or other presence through Employees or otherwise, in a country outside of its country of formation that subjects it to Tax in such other country, and (ii) is not subject to

15 Tax in any country outside of its country of formation by virtue of having a source of income in that jurisdiction. (l) The Company does not own any interest in any joint venture, partnership or other arrangement or Contract that is treated as a partnership for Tax purposes. (m) In accordance with and to the extent required by applicable Law, the Company has properly (i) collected and remitted all sales and similar Taxes with respect to sales made to its customers and (ii) for all sales that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, received and retained all Tax exemption certificates and other documentation required to qualify such sale as exempt. Sellers and the Company have delivered (or otherwise made available) to the Buyer (i) true, correct and complete copies of all Tax Returns filed by the Company or any predecessor entity that owned and operated the Business for taxable periods ending on or after December 31, 2017, (ii) any IRS Form 8832 (Entity Classification Election) filed by or on behalf of the Company, and (iii) all examination reports, and statements of deficiencies assessed against or agreed to by the Company within the past five years. (n) The Company has not participated in any “listed transaction” as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.6011-4(b). (o) The Company has been constituted as a partnership for U.S. federal income Tax purposes at all times since its formation. (p) The Company has not (i) elected to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to Section 2302 of the CARES Act or (ii) deferred any payroll tax obligations pursuant to or in connection with IRS Notice 2020-65 and any related or subsequent guidance or any other similar governmental program. (q) The Company does not own any interest in any non-U.S. entity. (r) Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 2.17 and Section 2.19 (to the extent expressly related to Taxes) are the sole and exclusive representations and warranties in this Agreement with respect to Taxes and compliance (or non-compliance) with Tax-related Laws (including the Code). Nothing in this Section 2.17 or otherwise in this Agreement shall be construed as a representation or warranty with respect to (i) the amount or availability in a taxable period (or portion thereof) beginning after the Closing Date of any Tax attribute, asset, or benefit of the Company or (ii) any Tax positions that Buyer or any of its Affiliates (including the Company) may take in or in respect of a taxable period (or portion thereof) beginning after the Closing Date. Section 2.18 Insurance Policies. Schedule 2.18(a) sets forth a description of all current and historical (if the historical policy is an occurrence-based policy under which claims may still be made) insurance policies of the Company and the Business or insurance polices of Siskin on which the Company is an “additional insured” (including the name of insurer, the type

16 of coverage, the policy number, the policy period, policy limits, policy deductibles/SIR’s and any pending claims thereunder). Except as set forth on Schedule 2.18(b), all such insurance policies are or were paid in full and are in full force and effect, and none of Sellers or the Company has received any written notice of cancellation or intent to cancel or not renew with respect to any of their insurance policies. Except as set forth on Schedule 2.18(a), all the insurance policies disclosed therein are occurrence-based. The Company maintains, at its expense, such commercial general liability insurance, including third party property damage and product and completed operations and pollution legal liability insurance as is customary, and in reasonable amounts, for entities engaged in businesses similar to the Business. The Company is not in default with respect to its obligations under any insurance policy maintained by it, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a default. All premiums on all such policies have been paid in full for their respective current policy terms, and the Company has complied in all material respects with all conditions of their policies. Schedule 2.18(c) sets forth (i) all claims for insurance losses in excess of $10,000 per occurrence filed by the Company or Sellers since January 1, 2020, (ii) all known but unreported occurrences, facts and states of affairs, or claims made or, to Sellers’ Knowledge or the Company Knowledge, Threatened by any third party, that would reasonably be expected to lead to a claim by Sellers or the Company for an insurance loss of any nature, all of which Sellers and the Company have properly noticed to all applicable carriers as of the date hereof and (iii) a description of any reservation of rights or declination of coverage letters received by Sellers or the Company in connection with any of their claims pending as of the date hereof. Section 2.19 Employee Benefit Plans. (a) Schedule 2.19(a) contains a true and complete list of each material Employee Benefit Plan, true and complete copies of which have been delivered or made available to Buyer. Each Employee Benefit Plan has been administered in material compliance with all applicable Laws including, without limitation, Section 409A of the Code, and in accordance with its terms. There are no Actions pending or, to Sellers’ Knowledge and the Company Knowledge, Threatened with respect to any Employee Benefit Plan, or the assets thereof (other than routine claims for benefits), and, to Sellers’ Knowledge and the Company Knowledge, there are no facts that would reasonably be expected to give rise to any Liability or any Action against any Employee Benefit Plan, or any fiduciary or plan administrator of any Employee Benefit Plan or the assets thereof. (b) With respect to each Employee Benefit Plan, all contributions, payments, premiums, expenses, reimbursements required to be made on or prior to the Effective Time have been timely made in accordance with applicable Law and the terms of the applicable Employee Benefit Plan. (c) Neither the execution of this Agreement nor any of the Transactions will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, Employee, independent contractor or consultant of the Company or the Business to severance pay, benefits or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any such individual; (iii) increase the benefits or amount

17 payable under or result in any other obligation pursuant to any Employee Benefit Plan; (iv) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (v) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. (d) The Company has, for purposes of each Employee Benefit Plan, correctly classified those individuals performing services for the Company as common law employees, leased employees, independent contractors or agents of the Company, and none of the Company, Buyer nor any of their respective Affiliates could reasonably be expected to have any Liability by reason of such individual being improperly excluded from participating in an Employee Benefit Plan (including, without limitation, a Lien on any of the Business Assets). Section 2.20 Employees and Labor Matters. Set forth on Schedule 2.20 is a description of the Company’s hiring process including drug testing and confirmation of immigration status and a list of each of the Company’s employees and consultants, in each case setting forth each such person’s name, title, location, immigration status, employment (or engagement, as the case may be) commencement date, accrued vacation, vacation entitlement, current annual rate of compensation and total compensation (including bonuses) for the fiscal year ended December 31, 2020. Except as set forth on Schedule 2.20, there is not currently pending or, to Sellers’ Knowledge and the Company Knowledge, Threatened against the Company, nor has there been pending against the Company or the Business at any time since January 1, 2020, any Action before a Governmental Authority or arbiter related to any unfair labor practice, employment discrimination or any form of harassment. To Sellers’ Knowledge and the Company Knowledge, no employee or consultant of the Company has, in connection with its, his or her performance of services on behalf of the Company, breached any restrictive covenant or any other obligation that it, he or she owes to any third party. Except as set forth on Schedule 2.20, no employee of the Company is currently on short-term disability or long-term disability or on any other leave of absence. Except as set forth on Schedule 2.20, the Company will not have any Liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises under any applicable Law, as a result of the Transactions or with respect to terminations of employment occurring prior to or contemporaneously with the Closing. In the thirty-six (36) months preceding the date hereof, the Company has not implemented any plant closings or mass layoff of employees as those terms are defined in the WARN Act. In the ninety (90) days preceding the date hereof, no employee of the Company has suffered an “employment loss” with the Company, as such term is defined in the WARN Act. Section 2.21 Transactions With Affiliates. Except as set forth on Schedule 2.21, the Company is not indebted or otherwise obligated to any Affiliate of Sellers, or any director, shareholder, manager, member, officer or employee of any Affiliate of Sellers. Except as set forth on Schedule 2.21, Sellers and the Company have not entered into any Affiliate Transaction that is in effect. All obligations of Sellers and the Company with respect to all Affiliate Transactions, including any outstanding accounts payable and Accounts Receivable, have been accrued and will be included in the determination of Closing Working Capital or have been satisfied, discharged and terminated, and the Company does not have any Liability in respect of any Affiliate Transaction after the date of this Agreement, except pursuant to the Transaction Services Agreement and License Agreement.

18 Section 2.22 Real Property. (a) The Company does not have an ownership interest in any real property. Schedule 2.22(a) sets forth a true and complete list of all real property agreements pursuant to which the Company leases, subleases, occupies or otherwise uses any or have the right or obligation to acquire the right to use or occupy real property (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) in connection with the conduct of the Business (each, a “Real Property Lease”). Sellers and the Company have delivered to Buyer a true and complete copy of each such Real Property Lease, and in the case of any oral Real Property Lease, a written summary of the material terms of such Real Property Lease. With respect to each Real Property Lease, except as set forth on Schedule 2.22(b): (i) such Real Property Lease is in full force and effect in accordance with its terms; (ii) the Company’s possession and quiet enjoyment of the real property under each Real Property Lease (“Company Leased Real Property”), as applicable, has not been disturbed; (iii) the Company or any other party to such Real Property Lease is not in Breach or default under such Real Property Lease, and no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a Breach or default, or permit the termination, modification or acceleration of rent under such Real Property Lease; (iv) no security deposit or portion thereof deposited by the Company with respect to such Real Property Lease has been applied in respect of a Breach or default under such Real Property Lease that has not been re-deposited in full; (v) except as set forth on Schedule 2.22(a), the other party to such Real Property Lease does not have any direct ownership or profits interest in the Company; (vi) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy Company Leased Real Property, as applicable, under such Real Property Lease or any portion thereof; and (vii) the Company has not collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein which is in effect on the date hereof. The Company has not entered into any brokerage arrangement with respect to any Real Property Lease. (b) Except as set forth on Schedule 2.22(b), the Company has the full legal and contractual right necessary to use the Company Leased Real Property for the operation of the Business as currently conducted. Sellers the Company have not received any written notice from any insurance company, board of fire underwriters or Governmental Authority of any defects or inadequacies that could adversely affect the insurability of any Company Leased Real Property, or requesting the performance of any material work or alteration with respect to any Company Leased Real Property that has not been complied with. Neither the whole nor any part of any Company Leased Real Property is subject to any pending suit for condemnation or other taking by any Governmental Authority, and no such condemnation or other taking is Threatened. (c) There are no special, general or other assessments pending or, to Sellers’ Knowledge or the Company Knowledge, Threatened against Sellers or the Company or otherwise affecting any Company Leased Real Property or that are or would reasonably be expected to be payable by the Company.

19 (d) To Sellers’ Knowledge or the Company Knowledge, the Company Leased Real Property, during the most recent tax fiscal year, and the year prior thereto, has been duly, correctly and fully valued and assessed for property tax purposes and taxed in accordance with all applicable Laws. (e) Sellers, the Company and their respective Affiliates have not received any notice or information from any Governmental Authority of an increase in the assessed value of the Company Leased Real Property. (f) To Sellers’ Knowledge or the Company Knowledge, there are no pending Actions before a Governmental Authority to reduce the general real estate Taxes against the Company Leased Real Property. (g) To Sellers’ Knowledge or the Company Knowledge, the Company Leased Real Property is not located in a governmentally established special service district, special service area, tax increment financing district or similar district or area, or subject to a Threatened special assessment. (h) The Company Leased Real Property is not located in an area for which federal flood risk insurance is required. (i) To Sellers’ Knowledge or Company Knowledge, no condemnation proceeding, other Action or civil engineering project is pending or Threatened that could reasonably be expected to result in the termination or impairment of presently available access to any portion of the Company Leased Real Property from adjoining streets or waterways or in the discontinuation of presently available and otherwise necessary septic tank, sewer, water, electric, gas, telephone or other utilities or services (and rail service and deep water access where applicable) at the Company Leased Real Property. (j) None of Sellers or the Company is a party to any written or oral agreements or undertakings with owners or users of properties adjacent to any facility located on any parcel of the Company Leased Real Property limiting its use, operation or maintenance of such facility or any adjacent real property or granting to other Persons rights of access in respect thereof. Section 2.23 Product Warranties. Except as listed on Schedule 2.23, none of Sellers or the Company has made any product or service warranties or guaranties to any customer or end-user with respect to goods and services sold or provided by the Company or Business that are still in effect, except those passed through by the Company or Business from the supplier of any such goods or services. Except as set forth on Schedule 2.23, Sellers and the Company have not received any complaints of customers of the Business within the past thirty-six (36) months. All goods sold and services provided by the Company since January 1, 2020 conform to all specifications applicable thereto. Section 2.24 Product Liability. Except as listed on Schedule 2.24, no product Liability or other tort claims have been made or Threatened against the Company related to products sold or services provided by the Company since January 1, 2020. There are no defects in the design or manufacture of products sold by the Company.

20 Section 2.25 Books and Records; Bank Accounts. (a) Except as set forth on Schedule 2.25(a), the Books and Records, all of which have been made available to Buyer, are complete and correct in all respects and have been maintained in accordance with sound business practices and applicable Law. The Company maintains accurate Books and Records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets; and (iii) accounts, notes and other Accounts Receivable and Inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. (b) All of the bank accounts of the Company and the name of the authorized signatories are set forth in Schedule 2.25(b). Section 2.26 Customers. Schedule 2.26 contains a complete and correct list of the twenty (20) largest customers of the Company in terms of aggregate sales during each of calendar year 2019 and 2020 and through March 31, 2021, along with the aggregate amount of sales in dollars to such customers during such periods. Each of the customers listed on Schedule 2.26 shall be referred to herein as a “Top Customer.” Except as set forth on Schedule 2.26, no Top Customer has (i) canceled, failed to renew or otherwise terminated or materially and adversely modified, or (ii) Threatened to cancel, not renew or otherwise terminate or materially and adversely modify, its relationship with the Company. Section 2.27 Insolvency. (a) Sellers and the Company are not Insolvent and will not become Insolvent as a result of the consummation of the Transactions. (b) Since January 1, 2017, the shareholders, the board of directors or executive officers (as appointed by the managers of the Company) of Sellers and the Company have not contemplated or discussed any of the Company or the Sellers’ seeking protection from creditors under any of the provisions of the Bankruptcy Code or taking any other action which could result in any other insolvency proceeding of any character with respect to any of the Sellers or the Company including, without limitation, bankruptcy, receivership or reorganization. No creditor of any of the Sellers or the Company has commenced or Threatened to institute proceedings against any of the Sellers or the Company under the Bankruptcy Code or to take any other action which could result in any other insolvency proceeding of any character with respect to any of the Sellers or the Company. Section 2.28 Privacy and Data Security. (a) The Company complies in all material respects with, and, since January 1, 2020 has at all times complied in all material respects with, (i) all applicable Laws pertaining to data protection, data privacy, data security, cybersecurity, cross-border data

21 transfer, including, but not limited to, the CCPA, HIPAA, and all rules and regulations promulgated thereunder, and general consumer protection Laws as applied in the context of data privacy, data breach notification, electronic communication, telephone and text message communications, marketing by email or other channels, and other similar Laws (“Data Protection Laws”), (ii) all published, posted and internal policies, procedures, agreements and notices relating to Company's collection, use, storage, disclosure, or cross-border transfer of Personal Data (“Privacy Policies”), (iii) the provisions of any Contracts and/or codes of conduct to which the Company is a party relating to the collection, access, use, storage, disclosure, transmission, or cross-border transfer of Personal Data (“Privacy Contractual Requirements” and, collectively with Data Protection Laws and Privacy Policies, the “Data Protection Requirements”). (b) The Company has not received any subpoenas, demands, or other notices from any Governmental Authority investigating, inquiring into, or otherwise relating to any actual or potential violation of any Data Protection Law and, to the Sellers’ Knowledge and the Company Knowledge, the Company is not under investigation by any Governmental Authority for any actual or potential violation of any Data Protection Law. No notice, complaint, claim, inquiry, audit, enforcement action, proceeding, or litigation of any kind has been served on, or initiated against the Company or any of its officers, directors, or employees (in their capacity as such) by any private party or Governmental Authority, foreign or domestic, under any Data Protection Requirement. (c) The Company has established and maintained, and has maintained, physical, technical, and administrative security measures and policies, compliant in all material respects with applicable Data Protection Requirements, that (i) identify internal and organizational risks to the confidentiality, integrity, security, availability of Personal Data and/or business data and the Company Computer Systems taking into account the sensitivity of the data or systems; (ii) protect the confidentiality, integrity, security, and availability of the Company’s software, systems, and websites that are involved in the collection and/or processing of Personal Data and/or business data and the Company Computer Systems; and (iii) maintain notification procedures in compliance with applicable Data Protection Requirements in the case of any breach of security compromising Personal Data and/or business data and the Company Computer Systems. (d) The Company has not experienced any failures, crashes, security breaches or incidents, unauthorized access, use, modification, or disclosure, or other adverse events or incidents related to Personal Data and/or business data and the Company computer systems that would, pursuant to any Data Protection Requirement, require notification to individuals, other affected parties, law enforcement, or any Governmental Authority. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to Sellers, as of the date hereof and as of the Closing Date, that:

22 Section 3.1 Buyer Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Nevada. Buyer has all requisite power and authority to own, lease and operate all of its properties, assets and business and to conduct its business as now being conducted. Section 3.2 Authorization. (a) The execution and delivery of this Agreement and the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the Transactions have been duly authorized by all necessary organizational action, and no other act or proceeding on the part of Buyer is necessary. Buyer has all requisite power and authority to enter into, execute and deliver this Agreement and the Transaction Documents to which Buyer is a party and to perform its obligations hereunder and thereunder. (b) Assuming the due authorization, execution and delivery hereof by Sellers and the Company, this Agreement and the Transaction Documents to which Buyer is a party constitute the valid and legally binding obligations of Buyer, enforceable in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally, and the availability of equitable remedies. Section 3.3 No Violation. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party and the consummation of the Transactions do not and will not: (a) result in the Breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, Contract, license or other instrument or obligation of any kind or nature by which Buyer may be bound or affected; (b) violate any Laws or violate or conflict with any Order in any material respect; or (c) violate any provision of the articles of incorporation or bylaws of Buyer. Section 3.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, or notice to, any Governmental Authority or any other Person is required to be made, obtained or given by Buyer in connection with Buyer’s authorization, execution and delivery of this Agreement or the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the Transactions to which it is a party. Section 3.5 No Brokers or Finders. Neither Buyer nor any Affiliate thereof has retained any broker or finder, made any statement or representation to any Person that would entitle such Person to, or agreed to pay, any broker’s, finder’s or similar fees or commissions in connection with the Transactions.

23 ARTICLE 4 CLOSING Section 4.1 Closing. Subject to the terms and conditions set forth herein, the Transactions shall be consummated at a closing (the “Closing”), which shall take place at 10:00 a.m., central time, at the offices of Jackson Walker L.L.P., 112 E. Pecan St., Ste. 2400, San Antonio, TX 78205, or remotely via the electronic exchange of documentation between the parties (via facsimile, electronic transmission or other similar means for exchanging documentation), on May 25, 2021 (the “Closing Date”). The Closing shall be deemed effective at 12:01 a.m. on the calendar day immediately following the Closing Date (the “Effective Time”). Section 4.2 Deliveries by Sellers and the Company. At the Closing, Sellers and the Company shall deliver or cause to be delivered to Buyer (each in form and substance reasonably satisfactory to Buyer): (a) a certificate executed and delivered by each Seller, in form and substance reasonably satisfactory to Buyer, attesting and certifying as to: (i) the organizational documents of Siskin and the Company (as also certified as of a recent date by the Secretary of State of the State of Utah); (ii) copies of resolutions of the board of directors of Siskin and the Company adopting and authorizing the Transactions; (iii) incumbency certificates with respect to the president and secretary of Siskin and the Company; and (iv) good standing certificates of Siskin and the Company issued not earlier than fifteen (15) days prior to the Closing Date by the Secretary of State of the State of Utah; (b) all Required Consents set forth on Schedule 2.4 and identified by an asterisk (“*”), all in form and substance reasonably satisfactory to Buyer, including any Required Consents required under any Real Property Leases; (c) an Employee Agreement between Buyer and Jorgensen in the form of Exhibit A hereto (the “Employee Agreement”), duly executed by Jorgensen; (d) a transition services agreement between Siskin and the Company in the form of Exhibit C hereto (the “Transition Services Agreement”), duly executed by Siskin and the Company; (e) a license agreement between Siskin and the Company in the form of Exhibit D hereto (the “License Agreement”), duly executed by Siskin and the Company; (f) documentation setting forth the amount of and the procedures for paying in full any Indebtedness of Sellers or the Company outstanding as of the Closing that is secured by a Lien on the Business Assets, as well as the agreement of each creditor that, upon receipt of a specified amount, such Indebtedness shall be paid in full and the agreement of each applicable creditor to release all of its Liens upon the Business Assets and terminate any Sellers Guarantees and UCC financing statements filed in connection therewith upon such creditor’s receipt of its portion of the Indebtedness Payments (the “Payoff Letters”);

24 (g) a resignation letter from each of the Company’s officers, directors and managers that Buyer requests resign; (h) a release of the Company, duly executed by each of Sellers, in the form of Exhibit B hereto (the “Release”); (i) the Escrow Agreement, duly executed by each Seller; (j) except as contemplated by the Transition Services Agreement, all Affiliate Transactions shall have been terminated; (k) certification of non-foreign status for each of Siskin, each of Jorgensen and Blaise Adell Jorgensen (as co-grantors of the Trust) and the Trust dated as of the Closing Date and complying with the requirements of Treasury Regulation Section 1.1445-2(b)(2) and Section 1446(f) of the Code, executed by each of Siskin and Jorgensen, respectively; (l) the PPP Loan Escrow Agreement, duly executed by each Seller and the PPP Lender; and (m) such other documents and instruments as Buyer may reasonably require in order to effectuate the Transactions. Section 4.3 Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Sellers (each in form and substance reasonably satisfactory to Sellers): (a) wire transfer(s) of immediately available funds and other payments and deliveries, in the amounts and otherwise as required under Section 1.3; (b) a certificate, executed and delivered by the Secretary of Buyer in form and substance reasonably satisfactory to Sellers, attesting and certifying as to: (i) copies of resolutions of the Board of Directors of Buyer adopting and authorizing the Transactions; (ii) incumbency certificates with respect to the officers of Buyer who have been authorized to execute such documents; and (iii) a certificate of existence of Buyer issued not earlier than fifteen (15) days prior to the Closing Date from the Secretary of State of the State of Nevada; (c) the Employee Agreement duly executed by Buyer; (d) the Transition Services Agreement duly executed by Buyer; (e) the License Agreement duly executed by Buyer; (f) the Release duly executed by Buyer; (g) the Escrow Agreement duly executed by Buyer and the Escrow Agent; (h) the PPP Loan Escrow Agreement, duly executed by Buyer; and

25 (i) such other documents and instruments as Sellers may reasonably require in order to effectuate the Transactions. ARTICLE 5 INDEMNIFICATION Section 5.1 Survival. Excepting only as stated in the provisos to this Section 5.1, all representations and warranties made herein and in any certificate delivered in connection herewith shall survive the Closing for a period of (12) months following the Closing Date, at which time they shall expire; provided, however, that (a) the representations and warranties set forth in (i) Sections 2.1(a) (Authorization), 2.2 (Capitalization and Ownership) 2.3(a) (Organization; Good Standing), 2.5(d) (No Violation), 2.6 (No Brokers or Finders), 2.10 (Title to Assets; Sufficiency of Assets), and 2.21 (Transactions with Affiliates) (together with the Other Extended Survival Representations, the “Seller Fundamental Representations”) shall survive as set forth in Section 5.1(b), and (ii) 3.1 (Buyer Organization), 3.2(a) (Authorization), 3.3(c) (No Violation) and 3.5 (No Brokers or Finders) shall survive indefinitely (the “Buyer Fundamental Representations”); and (b) the representations and warranties set forth in Sections 2.16 (Environmental Matters), 2.17 (Taxes) and 2.19 (Employee Benefit Plans) (the “Other Extended Survival Representations”) shall survive until sixty (60) days following the expiration of the period of the statute of limitations applicable to the Liabilities in question (giving effect to any waiver, tolling or extension thereof chargeable to the party against whom the same is asserted) at which time they shall expire. Unless a specified period is set forth in this Agreement or in a Transaction Document (in which event such specified period will control), all agreements and covenants contained in this Agreement to be performed following the Closing and in any Transaction Documents will survive the Closing and remain in effect indefinitely; provided, that the covenants and agreements set forth in Section 6.4 shall survive until sixty (60) days after the expiration of all applicable statutes of limitation (taking into account extensions there). If written notice of a claim has been given prior to the expiration of the survival period applicable to a representation and warranty, then notwithstanding any statement herein to the contrary, such representation and warranty shall survive as to such claim, until such claim is finally resolved. Section 5.2 Indemnification by Sellers. Notwithstanding any examination made by, for, or on behalf of, Buyer, the knowledge of Buyer’s officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion in connection with this Agreement, after the Closing, Siskin, on the one hand, and the Trust and Jorgensen, on the other hand, agree, severally but not jointly, to indemnify, defend and save Buyer and its respective Affiliates, officers, directors, employees, agents and representatives (each, a “Buyer Indemnified Party” and collectively, the “Buyer Indemnified Parties”) harmless from and against any and all Liabilities, deficiencies, demands, claims, Actions, assessments, losses, costs, expenses, interest, fines, penalties and damages (including reasonable fees and expenses of attorneys and accountants and reasonable costs of investigation) (individually and collectively, the “Losses”) suffered, sustained or incurred by any Buyer Indemnified Party arising out of or otherwise by virtue of: (a) any Breach of any of the representations or warranties contained in Article 2 or any representations and warranties made by Sellers and the Company in any Transaction Document; provided, that for purposes of this Section 5.2 all “material adverse effect,” “material” or similar

26 qualifiers contained herein or therein shall not be given any effect (other than for purposes of Section 2.7 (Financial Information) and Section 2.9 (Absence of Changes or Events); (b) the failure of Sellers or the Company to perform or Breach any of the covenants or obligations to be performed following the Closing Date if applicable to Sellers or the Company and contained in this Agreement, the Transaction Documents or in any exhibit or schedule hereto or thereto; (c) any Taxes of the Company for any Tax period ending on or before to the Closing Date (and the portion of any Straddle Period ending on the Closing Date as provided for in Section 6.4(b)); (d) any Escheat Claims; (e) any On-Site Environmental Liabilities or Off-Site Environmental Liabilities; (f) any Liens on the Business Assets (except for Permitted Liens) that attached prior to the Closing; (g) any Liabilities of Sellers arising after the Closing; and (h) any Liabilities or Losses related in any manner to the PPP Loans. Section 5.3 Indemnification by Buyer. From and after the Closing, and notwithstanding any examination made by, for, or on behalf of, Sellers, or the acceptance of any certificate or opinion in connection with this Agreement, Buyer agrees to indemnify, defend and save Sellers and the officers, directors, employees, trustees, agents and representatives and the Affiliates of the foregoing (each, a “Sellers Indemnified Party” and collectively the “Sellers Indemnified Parties”) harmless from and against any and all Losses sustained or incurred by Sellers Indemnified Party arising out of or otherwise by virtue of: (a) any Breach of any of the representations or warranties of Buyer contained in Article 3 of this Agreement or the Transaction Documents; provided, that for purposes of this Section 5.3, all “material adverse effect,” “material” or similar qualifiers contained herein or therein shall not be given any effect or (b) the failure of Buyer to perform any of its covenants or obligations contained in this Agreement or the Transaction Documents to be performed following the Closing Date. Section 5.4 Indemnification Procedure. (a) If a Buyer Indemnified Party or a Sellers Indemnified Party seeks indemnification under this Article 5, such party (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) of the facts and circumstances giving rise to the claim. In that regard, if any Action or Liability shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article 5 (a “Third Party Claim”), the Indemnified Party shall promptly notify the Indemnifying Party of such Third Party Claim in writing, specifying the basis of such claim and the facts and allegations pertaining thereto. The Indemnifying Party, if the Indemnifying Party so elects, shall assume and control the defense thereof (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all necessary expenses; provided, that, the Indemnifying Party shall not have the right to assume control of such defense if the claim which the Indemnifying Party seeks to assume control of (1) seeks non-monetary relief, (2) involves criminal or quasi-criminal allegations, (3) involves matters that Buyer reasonably believes, if determined adversely to Buyer, would have an adverse effect on the Company, the Business Assets or the Business; (4) involves On-Site Environmental Liabilities or Off-Site Environmental Liabilities, or (5) it is reasonably likely that the

27 Losses arising from such Third Party Claim and any other claims pending for indemnification against the Indemnifying Party will exceed the amount the Indemnified Party will be entitled to recover under Section 5.2 as a result of the limitations set forth herein. If the Indemnifying Party is permitted to assume and control the defense of a Third Party Claim and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (A) the Indemnifying Party has been advised by the Indemnifying Party’s counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party that would make it inappropriate, as advised by counsel to the Indemnified Party in writing, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, or (B) the Indemnifying Party has failed to assume the defense and employ counsel; in which case the fees and expenses of the Indemnified Party’s counsel shall be paid by the Indemnifying Party. All claims other than Third Party Claims (a “Direct Claim”) may be asserted by the Indemnified Party giving notice to the Indemnifying Party. Absent an emergency or other extenuating circumstances, the Indemnified Party shall give written notice to the Indemnifying Party of such Direct Claim prior to taking any material actions to remedy such Direct Claim. (b) In no event shall the Indemnified Party pay or enter into any settlement of any claim or consent to any judgment with respect to any claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) if such settlement or judgment would require the Indemnifying Party to pay any amount. The Indemnifying Party may enter into a settlement or consent to any judgment without the consent of the Indemnified Party so long as (i) such settlement or judgment involves monetary damages only that are paid in full by the Indemnified Party and (ii) a term of the settlement or judgment is that the Person or Persons asserting such claim unconditionally release all Indemnified Parties from all Liability with respect to such claim; otherwise the consent of the Indemnified Party shall be required in order to enter into any settlement of, or consent to the entry of a judgment with respect to, any claim, which consent shall not be unreasonably withheld or delayed. Section 5.5 Failure to Give Timely Notice. A failure by an Indemnified Party to provide notice as provided in Section 5.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice. Section 5.6 Set-off. To the extent that any Indemnifying Party fails to satisfy an indemnification obligation to an Indemnified Party pursuant to this Article 5, such Indemnified Party may, in his, her or its sole discretion, set off the amount of such indemnification obligation against any amounts then due and payable to such Indemnified Party by such Indemnifying Party under the Agreement.

28 Section 5.7 Purchase Price Adjustment. Any indemnification paid under this Article 5 shall be treated by Buyer, Sellers and their respective Affiliates for Tax purposes, except as otherwise required by applicable Tax Law, as an adjustment to the Purchase Price. Section 5.8 Limitations of Indemnification. (a) Neither Seller Indemnified Parties or Buyer Indemnified Parties, as the case may be, shall be indemnified for any claim for indemnification under Section 5.2, or Section 5.3 unless and until the aggregate amount of all Losses resulting from such breaches or inaccuracies exceeds an aggregate amount equal to $50,000 (the “Deductible”), in which case Seller Indemnified Parties or Buyer Indemnified Parties, as the case may be, shall be entitled to recover only the amount of all such Losses in excess of the Deductible. (b) The maximum amount which may be recovered by either the Buyer Indemnified Parties or the Seller Indemnified Parties pursuant to Section 5.2, or Section 5.3, respectively, shall not exceed $3,000,000 (the “Cap”). (c) Notwithstanding anything herein to the contrary, the Deductible and the Cap shall not apply to (i) Losses to the extent such Losses arise from or relate to a Breach of any Seller Fundamental Representation, the Other Extended Survival Representations or any Buyer Fundamental Representation, (ii) any indemnification obligations pursuant to Section 5.2(c), (d), (e), (f), (g), (h) or (i), or (iii) in the event of fraud, securities fraud, violation of Law, or willful or intentional misconduct. (d) Notwithstanding the several nature of Sellers’ indemnification obligations hereunder, the Escrow Amount shall be available to satisfy indemnification obligations on a joint and several basis. (e) Notwithstanding anything herein to the contrary, the obligations of a Seller under Section 5.2 shall not in the aggregate exceed the aggregate amount received by such Seller and the Escrow Amount to the extent released to such Seller, except to the extent such Losses arise from or relate to (ii) any indemnification obligations pursuant to Section 5.2(g) and (h), or (iii) in the event of fraud, securities fraud, violation of Law, or willful or intentional misconduct. (f) The Buyer Indemnified Parties shall not be entitled to recover for any particular Loss pursuant to this Agreement if such Loss was expressly and specifically reflected as a liability in the calculation of Closing Working Capital or as Indebtedness or a Sellers’ Closing Cost included in the calculation of the Purchase Price, to the extent that the effect thereof was to reduce dollar for dollar the Purchase Price as compared to what it would have been absent such recorded liability (with the intent of this provision being merely to avoid “double counting”).

29 ARTICLE 6 POST-CLOSING COVENANTS Section 6.1 Non-Solicitation; Confidentiality. (a) Non-Solicitation of Customers or Suppliers by Sellers. Each Seller hereby agrees, severally but not jointly, that during the Term, such Seller will not, nor will such Seller cause or permit any of their Affiliates to, directly or indirectly, solicit, or participate as customer, employee, agent, consultant, owner, security holder, director, manager, partner, member or in any other individual or representative capacity in any business that solicits business from, or otherwise attempt to interfere with or adversely affect Buyer’s or the Company’s relationship with, any Person that is or was a supplier or customer of the Company or Business during the two (2)-year period preceding the date of such solicitation, or from any successor in interest to any such Person, in any case for the purpose of securing business or Contracts competitive with the Business. (b) Confidentiality. Each Seller recognizes and acknowledges that (i) as of the Closing, each of them has knowledge of confidential and proprietary information concerning the Company, the Business and the Business Assets (“Confidential Information”) and (ii) may continue to have access to Confidential Information after the Closing. In light of the foregoing, from and after the Closing, Each Seller hereby agrees, severally but not jointly, and agrees to cause their respective Affiliates to, maintain the confidentiality of, and refrain from using or disclosing to any Person, all Confidential Information. In the event that any Seller reasonably believes after consultation with counsel that they are required by Law to disclose any Confidential Information, such Seller will (A) provide Buyer with prompt written notice before such disclosure in order that Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to such Confidential Information and (B) cooperate with Buyer in attempting to obtain such order or assurance. (c) Interference with Employment Relationships of Buyer. During the Term, each Seller and their respective Affiliates agrees, severally but not jointly, that no Seller shall, directly or indirectly, employ, engage or recruit, solicit, contact or approach for employment or engagement, or participate as customer, employee, agent, independent contractor, owner, security holder, director, manager, partner, member or in any other individual or representative capacity in any business that employs, engages or recruits, solicits, contacts or approaches for employment or engagement, any individual who is a Transferred Employee, or was a Transferred Employee within twelve (12) months prior to such time, or otherwise seek or attempt to influence or alter any such Transferred Employee’s relationship with the Company or Buyer; provided a general solicitation which is not directed specifically to any Transferred Employee shall not be a Breach of this covenant and provided, that nothing in this covenant shall prevent any Seller or any of its Affiliates from hiring a Transferred Employee whose employment has been terminated by Company or Buyer without cause. (d) Non-Competition. In furtherance of the consummation of the Transactions, to more effectively protect the value of the Company, the Business and the

30 Business Assets so acquired, and to induce Buyer to consummate the Transactions, each Seller covenants and agrees, severally but not jointly, that Sellers will not, nor will Sellers cause or permit any of their respective Affiliates to, invest in, provide assistance to, engage in or participate in, directly or indirectly, the Restricted Business, individually or as an investor, owner, security holder, partner, member, director, manager, officer, employee, consultant, sales representative, lender, distributor, manufacturer’s representative, customer or agent of any other Person engaged in the Restricted Business anywhere in the United States for a period of two (2) years from and after the Closing Date. Each Seller further covenants and agrees, severally but not jointly, to take all actions necessary or appropriate to prevent or prohibit any Affiliate thereof from engaging in any of the actions restricted in this Section. Notwithstanding the foregoing, nothing contained in this Section 6.1(d) shall prohibit either Seller from owning less than two percent (2%) of any class of stock listed on a national securities exchange or traded in the over-the-counter market. (e) Publicity. During the Term, without the prior written consent of Buyer, neither Seller nor any of its Affiliates shall make any statement or any other expression on television, radio, the internet or other media or to any third party, including in any communication with any customer, vendor, prospect, sales representative or distributor, that (i) is not true, (ii) is in any way disparaging of the Company, Buyer or any of their Affiliates, or any of the products or services of the Company, Buyer or any of their Affiliates and (iii) is of a nature that could reasonably be expected to have a detrimental effect on the Company, Buyer, their Affiliates or any of the products or services of the Company, Buyer or their Affiliates. (f) Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any particular restrictive covenant contained in this Section 6.1 too lengthy or the geographic area covered too extensive, then the other provisions of this Section 6.1 shall nevertheless stand, the Term shall be deemed to be the longest period permissible by Law under the circumstances and geographic area covered shall be deemed to comprise the largest territory permissible by Law under the circumstances. The court in each case shall reduce the Term and/or geographic area covered to permissible duration or size. (g) Remedies. Each party acknowledges and agrees that the covenants set forth in this Section 6.1 are reasonable and necessary for the protection of the other party’s business interests, that irreparable injury will result to such party (the “Non- Breaching Party”) if the breaching party (the “Breaching Party”) or any of its Affiliates Breaches any of the terms of this Section 6.1, and that in the event of an actual or Threatened Breach by the Breaching Party or any of its Affiliates of any of the provisions contained in this Section 6.1, the Non-Breaching Party will have no adequate remedy at Law. The Breaching Party accordingly agrees that, in the event of any actual or Threatened Breach by it or any of its Affiliates of any of the provisions contained in this Section 6.1, the Non-Breaching Party shall be entitled to injunctive and other equitable relief, without (i) the posting of any bond or other security, (ii) the necessity of showing actual damages and (iii) showing that monetary damages are an inadequate remedy. Nothing contained herein shall be construed as prohibiting the Non-Breaching

31 Party from pursuing any other remedies available to it for such Breach or Threatened Breach, including the recovery of any damages that it is able to prove. Each Seller agrees, severally but not jointly, that (i) Buyer is relying on the covenants and agreements set forth in this Section 6.1, (ii) without such covenants Buyer, Sellers and the Company would not enter into this Agreement or the Transactions, and (iii) the Purchase Price is sufficient consideration to make the covenants and agreements set forth herein enforceable. Section 6.2 Company Employees. Buyer shall cause the Company to continue the employment of all Employees as of the Closing Date. Those Employees who continue such employment shall be referred to herein as the “Transferred Employees.” Such employment shall be “at will” and shall not create any continuing right to employment for any such Transferred Employees. Notwithstanding any other provision of this Agreement, following the Closing Date nothing in this Agreement shall limit Buyer’s ability to (A) terminate the employment of any Transferred Employee at any time and for any reason, including without cause or (B) change the terms and conditions of employment of such Transferred Employees. Section 6.3 Access to Information. After the Closing, the Company shall give, or cause to be given, to Sellers and their respective representatives, during normal business hours, such reasonable access (upon reasonable notice) to the Company’s Tax records and, at Sellers’ expense, copies thereof necessary to allow Sellers to obtain information in connection with the preparation and any audit of any Tax Returns pertaining to the Company and any claims, demands, tax or other Actions by or against Sellers as the former owners of the Membership Interests. Buyer agrees to cooperate with Sellers after the Closing, at Sellers’ expense, with respect to any claims, demands, Tax or other Actions by or against Sellers as the former owners of the Membership Interests. Section 6.4 Agreements Regarding Tax Matters. (a) Tax Treatment; Purchase Price Allocation. (i) The Buyer and the Sellers acknowledge that, by reason of the Buyer’s acquisition of all of the Membership Interests from the Sellers, the Company shall terminate as a partnership for U.S. federal (and applicable state and local) income Tax purposes, and the Company’s current taxable year shall close, on the Closing Date for U.S. federal (and applicable state and local) income Tax purposes under Section 708 of the Code. For U.S. federal income Tax purposes, as well as all applicable state and local income Tax purposes, the Buyer and the Sellers intend that Buyer’s acquisition of all of the Membership Interests shall be treated by Buyer as the acquisition of all of the assets of the Company, subject to the liabilities of the Company, and by each Seller as a transfer of such Seller’s Membership Interests in accordance with Revenue Ruling 99-6, 1991-1 C.B. 432, Situation 2. The Buyer and Sellers shall file all Tax Returns in a manner consistent with such Tax treatment set forth in this Section 6.4(a)(i), and none of the Buyer or Sellers shall take any position that is inconsistent with such treatment unless otherwise required by applicable Law or pursuant to a “determination” within the meaning of Section 1313 of the Code.

32 (ii) The Purchase Price plus the liabilities of the Company and any other amounts required to be treated as consideration for federal income Tax purposes pursuant to Section 1060 of the Code (the “Tax Purchase Price”) shall be allocated among the assets of the Company in accordance with the methodology set forth on Schedule 6.4(a) (the “Allocation Methodology”). Buyer shall deliver a schedule to Sellers setting forth a proposed allocation consistently with the Allocation Methodology within sixty (60) days after the Closing. If Sellers propose any modifications to such proposed allocations within thirty (30) days of the Sellers’ receipt of such allocation, Buyer and Sellers will negotiate in good faith to resolve any disagreements within fifteen (15) days of the Sellers’ delivery of such modifications concerning the proposed allocations. If Buyer and Sellers are unable to resolve any such disagreements, the disagreed matters shall be referred to the Accountants for resolution in the manner described in Section 1.4(c). The costs, fees, and expenses of the Accountants incurred in connection with this Section 6.4(a)(ii) shall be borne equally by the Buyer, on the one hand, and the Sellers, on the other hand. None of Buyer, Company, or Sellers shall take a position inconsistent with the allocation as agreed upon or as determined by the Accountants (the “Purchase Price Allocation”) (including in audits) absent a “determination” within the meaning of Section 1313 of the Code to the contrary. In the event that any adjustment is required to be made to the Purchase Price Allocation as a result of any adjustment to the Purchase Price pursuant to the terms of this Agreement, the Buyer shall prepare or cause to be prepared in accordance with the Allocation Methodology, and shall provide to the Sellers for their review and comment, a revised Purchase Price Allocation reflecting such adjustment. Such revised Purchase Price Allocation shall be subject to review and resolution of timely raised disputes in the same manner as the initial Purchase Price Allocation. The Buyer and the Sellers shall file all Tax Returns in a manner consistent with such revised Purchase Price Allocation, and none of the Buyer or the Sellers shall take any position inconsistent with the revised Purchase Price Allocation (including in audits) absent a “determination” within the meaning of Section 1313 of the Code to the contrary or as reflected on any further revised Purchase Price Allocation. (b) Allocation of Tax Liability for Straddle Periods. For all purposes of this Agreement, Buyer and Sellers shall apportion all real property, personal property, intangibles and other similar ad valorem Taxes paid or payable on a periodic basis in connection with any of the Business Assets for any Straddle Period in which the Closing occurs, such apportionments to be made based upon the fiscal year for which such Taxes are assessed and to be apportioned to the portion of the Straddle Period ending on the Closing Date on a per diem basis. Such apportionment shall be made at or prior to the Closing to the extent practicable. In the case of Taxes for a Straddle Period not described in the first sentence of this Section 6.4(b), such Taxes shall be apportioned to the portion of the Straddle Period ending on the Closing Date based on a closing of the books as of the end of the Closing Date. Sellers and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 6.4(b). In no event shall Buyer be responsible for any real property or personal ad valorem Taxes or

33 assessments allocable to property other than the Business Assets, even if such Taxes or assessments are included in the same invoice as the Taxes allocable to the Business Assets, and/or even if said Taxes or assessments arise out of a change of ownership of the Business Assets. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with past practice of the Company unless otherwise required by applicable Law. (c) Cooperation. Sellers and Buyer shall (i) upon written request of the other, each provide the other, and Buyer shall cause the Company to provide Sellers, with such assistance as may be reasonably requested by any of them in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other, and Buyer shall, and shall cause the Company to, retain and provide Sellers with, any records or other information that may be relevant to such Tax Return, audit or examination, proceeding, or determination, and (iii) keep each other fully informed as to the status of any audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the other or Sellers for any period. Without limiting the generality of the foregoing, Buyer shall retain, and shall cause the Company to retain, and Sellers shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules and papers, and other records or information that may be relevant to such returns for all Tax periods or portions thereof ending on or before the Closing Date and Buyer shall not, and shall not permit the Company to, destroy or otherwise dispose of any such records thereafter without first offering them to Sellers. Each party shall bear its own expenses in complying with the foregoing provisions. (d) Tax Returns. (i) Following the Closing, the Sellers shall prepare or cause to be prepared all Pass-Through Tax Returns for all taxable periods ending on or prior to the Closing Date that are required to be filed after the Closing Date. Such Pass-Through Tax Returns shall be prepared in accordance with the past practice of the Company. Such Pass-Through Tax Returns shall reflect all available income Tax deductions related to the expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, any such deductions related to the Transaction Tax Deductible Amounts and the payment of employee bonuses and legal and accounting fees) to the fullest extent allowed under applicable Law. The Sellers shall furnish such Pass-Through Tax Returns to the Buyer for its review at least thirty (30) days prior to the due date for filing such Pass-Through Tax Returns, and shall consider in good faith any written comments of the Buyer with respect to each such Tax Return delivered not later than fifteen (15) days prior to the due date for filing such Tax Return. The Sellers and the Buyer shall cooperate in good faith with respect to determining and implementing the proper method for signing and timely filing such Pass-Through Tax Returns. The Sellers shall timely pay, or cause to be timely paid to the Company, any Taxes due by the Company with respect to any such Pass-Through Tax Return (except to the extent such Taxes

34 were reflected as a liability in the calculation of Closing Working Capital as finally determined pursuant to Section 1.4). (ii) Following the Closing, the Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns (other than the Pass-Through Tax Returns filed pursuant to Section 6.4(d)(i)) required to be filed by the Company after the Closing Date with respect to (x) all taxable periods that end on or prior to the Closing Date (each, a “Pre-Closing Tax Period”) and (y) all taxable periods that begin on or before the Closing Date and end after the Closing Date (each, a “Straddle Tax Period”) (each such Tax Return to which this Section 6.4(d)(ii) applies, a “Pre-Closing Tax Return”). Such Tax Returns shall be prepared in accordance with the past practice of the Company unless otherwise required by applicable Law. The Buyer shall furnish such Tax Returns to the Sellers for their review at least thirty (30) days prior to the due date for filing such Tax Returns, and shall revise or cause to be revised such Tax Returns to reflect any changes reasonably requested by the Sellers in writing not later than fifteen (15) days prior to the due date for filing such Tax Return. The Sellers shall remit or cause to be remitted to the Company the portion of any Taxes due in respect of such Tax Returns allocated to the Sellers under Section 6.4(b) (except to the extent such Taxes were reflected as a liability in the calculation of Closing Working Capital as finally determined pursuant to Section 1.4). (e) Amended Returns; Tax Elections. Without the prior written consent of the Sellers (which may be withheld in their sole and absolute discretion), neither Buyer nor the Company shall make, change, revoke, or otherwise modify any election related to Taxes, change or otherwise modify an annual accounting period, file, refile, amend, or otherwise modify (including by way of a carry back of any Tax attributes) any Tax Return (other than the initial filing of a Tax Return in accordance with Section 6.4(d), enter into any closing agreement, settle any Tax claim or assessment, extend or waive the limitation period applicable to any Tax claim or assessment, surrender any right to claim a refund of Taxes, make any voluntary disclosure, or enter into any voluntary disclosure program or agreement, or take any other similar action, in each case, with respect to the Company for any taxable period (or portion thereof) ending on or before the Closing Date. Without the prior written consent of the Sellers (which consent may be withheld in their sole and absolute discretion), neither the Buyer nor the Company shall undertake any action on the Closing Date after the Closing outside of the ordinary course of business. (f) Tax Refunds. The Buyer shall promptly forward to Sellers any refund or rebate (whether direct or indirect through a right of set-off or credit) of Taxes of the Company, and any interest received thereon (net of any Taxes on such interest), received with respect to any Pre-Closing Tax Period or the portion of any Straddle Tax Period ending on the Closing Date (as determined pursuant to Section 6.4(b)), provided that any such amount shall be reduced by any reasonable out-of-pocket costs or expenses incurred by the Buyer in obtaining such refund or rebate. The Buyer shall, at the request of Sellers cooperate in the filing of any amended Tax Return relating to a Pre-Closing Tax Period or the portion of a Straddle Period that ends on the the Closing Date as reasonably

35 necessary for the Company or the Sellers to realize a Tax benefit to which the Company (or the Sellers, as applicable) may be entitled. (g) Tax Proceedings. (i) In the case of any audit, examination, or other proceeding with respect to any Taxes of or otherwise relating to the Company for a Pre-Closing Tax Period or any Straddle Tax Period (a “Tax Proceeding”), the Buyer shall promptly inform the Sellers in writing of such Tax Proceeding within ten (10) Business Days after the receipt by the Buyer of written notice thereof; provided that the failure to so notify the Sellers shall not limit the indemnification obligations of the Sellers under this Agreement, except to the extent that such failure to give notice shall actually prejudice any defense or claim available to the Sellers. (ii) In the case of a Tax Proceeding related to any Pass-Through Tax Return or to any Pre-Closing Tax Period, the Sellers shall have the right (but not the obligation) to control the conduct of such Tax Proceeding by delivering written notice of such intent to control to the Buyer within five (5) Business Days following the receipt by it of the written notice from the Buyer regarding the institution of such Tax Proceeding. (iii) The Buyer shall have the right to be kept informed of all material developments with respect to any such Tax Proceeding that the Sellers elect to control and to reasonably participate in such Tax Proceeding at its own expense, and the Sellers shall not settle, compromise or concede any portion of such Tax Proceeding that could reasonably be expected to have an adverse impact on the Buyer or any of its Affiliates (including the Company) post-Closing without the written consent of the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. (iv) In the case of a Tax Proceeding that (x) the Sellers have the right to control but elect not to control pursuant to the foregoing or (y) relates to any Straddle Tax Period (other than with respect to any Pass-Through Tax Return), the Buyer shall control the conduct of such Tax Proceeding but the Sellers shall have the right to be kept informed of all material developments with respect to such Tax Proceeding and to reasonably participate in such Tax Proceeding at the Sellers’ expense. (v) The Buyer shall not settle, compromise or concede any such Tax Proceeding without the written consent of the Sellers, which consent shall not be unreasonably withheld, delayed or conditioned. With respect to federal and applicable state and local income Taxes for Tax periods (or portions thereof) commencing on or after January 1, 2018 and ending on or before the Closing Date, the Company’s “partnership representative” (within the meaning of Section 6223 of the Code) shall be John Nisson, or such other person as designated by the Sellers in writing to the Buyer. For purposes of clarity, the provisions of this

36 Section 6.4(g), rather than those of Section 5.4, shall apply in the case of any Tax Proceeding. (h) Transfer Taxes. The Sellers, on the one hand, and the Buyer, on the other hand, shall each be responsible for fifty percent (50%) of any sales, use, transfer, real estate transfer, documentary, stamp, stock transfer or similar Tax imposed as a result of the consummation of the transactions contemplated by this Agreement, and any related penalties or interest (collectively, “Transfer Taxes”). The Buyer will file or cause to be filed any applicable Tax Returns related to such Transfer Taxes, and the Sellers will reasonably cooperate therewith, if necessary. The parties shall reasonably cooperate with each other to reduce and if possible eliminate any such Transfer Taxes.. Section 6.5 Agreement Not to Dissolve. Siskin shall not elect to dissolve and the Trust shall not elect to terminate until twenty-four (24) months after the Closing Date. Section 6.6 Pending Orders. If Sellers receive any Orders relating to the Business or the Company after the Closing, Sellers shall promptly forward such Orders to Buyer. Section 6.7 Further Assurances. Each of the parties hereto agrees that, subsequent to the Closing Date, upon the reasonable request of any other party hereto, it shall execute and deliver, or cause to be executed and delivered, such further reasonable instruments and take such other commercially reasonable actions as may be necessary to carry out the purpose and intent of the Transactions or to vest, perfect or confirm ownership of the Membership Interests or the Business Assets in Buyer in accordance with the terms of this Agreement. Section 6.8 AutoNation Relationship. Until the second (2nd) anniversary of the Closing Date, Sellers will use and will cause each of their Affiliates to use their commercially reasonable efforts to preserve the goodwill of and maintain satisfactory relationships with AutoNation. Section 6.9 Tail Insurance. No later than 30 days following the Closing Date, Sellers covenant and agree to use commercially reasonable efforts to purchase, at Sellers’ cost and expense, “tail” insurance policies pursuant to which the Company is the named insured or an additional insured with respect to all insurance policies identified as “claims made” policies on Schedule 2.18 pursuant to which the Company is the named insured or an additional insured as of the Closing Date. Such “tail” policies shall have a term of not less than one (1) year and shall provide substantially the same coverages as provided to the Company as of the Closing Date. Notwithstanding the forgoing, Sellers shall not be required to pay any premiums on such “tail” policies in excess of $50,000.00. Section 6.10 Change of Name. On or before December 31, 2021, Buyer shall cause the Company to change its name to one that does not include the words “PermaPlate” or any of the other Marks (as defined in the License Agreement).

37 ARTICLE 7 MISCELLANEOUS Section 7.1 Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by e-mail, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the address set forth in Schedule 7.1 (which shall not be deemed a “Disclosure Schedule” for purposes hereof) or such other address as such party may have given to the other parties by notice pursuant to this Section 7.1. Notice shall be deemed given on (i) the date such notice is personally delivered, (ii) three (3) Business Days after the mailing if sent by certified or registered mail, (iii) one (1) Business Day after the date of delivery to the overnight courier if sent by overnight courier, or (iv) the date such notice is e-mailed. Section 7.2 General Definitions. For the purposes of this Agreement, the following terms have the meaning set forth below: “Accounts Receivable” means the accounts and notes receivable of the Company. “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, mediation, inquiry, audit, notice of violation, proceeding, litigation, citation, grievance, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, or any entity in which any such Person or Persons own, collectively, ten percent (10%) or more, and any officer, director or executive employee of such Person and includes any past or present Affiliate of any such Person. Without limiting the generality of the foregoing, each of Jorgensen, the Trust and Siskin is hereby deemed to be an Affiliate of the Company at all times prior to the Closing Date. “Affiliate Transaction” means any Contract, agreement, arrangement, commitment or transaction, whether oral or in writing, between any Seller, (a) Siskins’ owners, officers, employees or directors, (b) any entity controlled by any Seller or group of Sellers, (c) any Family Member of any Seller or any trust for the benefit of any Seller or any Family Member of any Seller or (d) any entity controlled by any Person or Persons described in clause (a), (b) or (c) of this sentence or any entity in which any such Person or Persons own, collectively, a ten percent (10%) or more interest therein on the one hand, and the Company, on the other hand. “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law). “AutoNation” means AutoNation, Inc., a Delaware corporation, and all of its subsidiaries and Affiliates. “Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq.

38 “Breach,” or any derivation thereof, shall mean any breach of, or any falsity or inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving or notice, or both, would constitute such a breach, inaccuracy or failure. “Business Assets” means all of the assets, properties and rights of the Company of every kind and nature, whether personal, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired, which relate to, or are used or held for use in connection with, the Business, including, without limitation, the following: (i) all machinery, equipment, parts, tools, fixtures, furniture, office equipment, computer hardware, supplies, demonstration equipment and other items of tangible personal property (other than Inventory) of the Company (collectively, the “Personal Property”); (ii) all raw materials, work-in-process, finished goods, supplies, parts, spare parts and other inventories of the Company (including in transit, on consignment or in the possession of any third party) on the Closing Date that are used, held for use or intended to be used primarily in the operation or conduct of the Business (the “Inventory”); (iii) all Accounts Receivable, including the benefit of all collateral, security, guaranties, and similar undertakings received or held in connection therewith and any claim, remedy or other right related to the Company; (iv) all Intellectual Property of the Company, including, without limitation, all registered and unregistered Trademarks, service marks, logos, corporate and trade names, domain names and registered and common law copyrights, and all applications therefor, used in the operation of the Company or the Business; (v) all business, employee and financial records, books, ledgers, files, correspondence, documents, lists, studies and reports, including customer lists, supplier lists and equipment repair, maintenance, service, personnel, payroll, employee benefit, quality control and insurance records, whether written, electronically stored or otherwise recorded used in the operation of the Company (collectively, the “Books and Records”); (vi) all goodwill of the Company and all customer, supplier, sales, advertising, promotional and marketing information and materials used in the operation of the Business; (vii) all telephone, fax and pager numbers, websites (excluding www.permaplate.com) and e-mail addresses assigned to the Company and Sellers and used in the Business;

39 (viii) all Permits of the Company (to the extent transferable under applicable Law); (ix) all rights of the Company to causes of Action of any nature and all counterclaims, rights of setoff, rights of indemnification and affirmative defenses to any claims that may be brought against Buyer by third parties related to the Business or the Company; (x) all benefits under all insurance policies to which the Company is a party, a named insured or otherwise the beneficiary of coverage; (xi) all rights to refunds from customers and suppliers, all prepaid expenses and deposits and all rights to condemnation proceeds related to the Company or the Business; (xii) all of the Company’s cash, whether on deposit with financial institutions or otherwise, and cash equivalents; (xiii) all motor vehicles owned by the Company; and (xiv) all other properties and assets or the Company and to the extent the Company has any rights to or interests in any other properties and assets, such rights or interests, whether a present or future interest, an inchoate right or otherwise and whether such properties or assets are tangible or intangible and whether or not of a type falling within any of the categories of assets or properties described above and used in the Business; provided that “Business Assets” does not include any right, title and interest in the relationship with AutoNation (other than the relationship with AutoNation as to the film paint protection products) or the warranties provided by Siskin to AutoNation in connection with Protection Products installed for AutoNation, including without limitation with respect to ClearPlate, or the administration, adjustment, servicing of such warranties or repairs pursuant to the warranties. “Business Day” means any day that is not a Saturday or a Sunday or a day on which banks located in San Antonio, Texas or Salt Lake City, Utah are authorized or required to be closed. “CARES Act” means the Coronavirus Aid, Relief, and Economic Stimulus Act of 2020. “Cash and Cash Equivalents” means all cash and all other assets that are readily convertible into cash, mature within three months, have insignificant risk of change in value and are not Accounts Receivable. “CCPA” means the California Consumer Privacy Act of 2018. “Closing Working Capital” means the aggregate Working Capital of the Company on the Closing Date as determined pursuant to Section 1.4.

40 “Code” means the Internal Revenue Code of 1986, as amended. “Commercial Software” means “off-the-shelf” or downloadable software programs generally available to the public pursuant to “shrink-wrap,” “browse-wrap” or “click to accept” non-exclusive end-user licenses costing less than $10,000. “Company Computer Systems” means all computer systems owned, leased by or registered to the Company or used by, or for the benefit of, the Company or the Business from time to time, including hardware, operating software, network communications systems, websites, domain names and cryptography, cryptographic keys and data stored on any of the foregoing. “Company Knowledge” means the actual knowledge of Jorgensen, Steven White and John Nisson and the knowledge that Jorgensen, Steven White and John Nisson would reasonably be expected to have obtained after making reasonably inquiry and reasonable diligence with respect to the matter in question. “Company Owned Intellectual Property” means all Intellectual Property owned by the Company. “Contract” means any agreement, contract, purchase order, sales acknowledgements, license, instrument, obligation, promise, commitment or undertaking (whether written or oral and whether express or implied) that is legally binding. “Employee” means an employee of the Company or any of Affiliate of the Company who, as of the applicable date, worked in or for the Business or the Company. “Employee Benefit Plan” means any of the following (whether written, unwritten or terminated) that the Company has at any time sponsored or maintained, or to which the Company has at any time made contributions, or with respect to which the Company has had (or could reasonably be expected to have) any other Liability (contingent or otherwise) at any time: (a) any “employee welfare benefit plan,” as defined in Section 3(1) of ERISA, including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, and sick leave; (b) any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, including, but not limited to, any excess benefit, top hat or deferred compensation plan or any nonqualified deferred compensation or retirement plan or arrangement or any qualified defined contribution or defined benefit plan; or (c) any other plan, policy, program, arrangement or agreement which provides employee benefits or benefits to any current or former employee, dependent, beneficiary, director, independent contractor or like person of the Company, including, but not limited to, any severance agreement or plan, personnel policy, vacation time, holiday pay, service award, moving expense reimbursement programs, tool allowance, safety equipment allowance, material fringe benefit plan or program, bonus or incentive plan, stock option, restricted stock, stock bonus or deferred bonus plan, salary reduction, change-of-control or employment agreement (or consulting agreement with a former employee). “Environmental Claim” means any Action, Order, Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging Liability of whatever kind or nature (including Liability or responsibility for the costs of enforcement

41 proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting directly or indirectly from: (i) the actual or alleged presence, Spill of, or exposure to, any Hazardous Materials; or (ii) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit. “Environmental Law” means any applicable Law, and any Order or binding agreement with any Governmental Authority: (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (ii) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Environmental Notice” means any written directive, request for information, notice of violation or infraction, or other notice respecting any Environmental Claim relating to actual or alleged non-compliance with or Liability pursuant to any Environmental Law or any term or condition of any Environmental Permit. “Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any related regulations as may be in effect from time to time. “Escheat Claims” means Liabilities of the Company that are escheat claims and associated penalties, interest, and returns to customers which relate to any period prior to the Closing. “Escrow Agent” means Texas Partners Bank, doing business as The Bank of San Antonio.

42 “Escrow Agreement” means the escrow agreement to be executed and delivered by and among Sellers, Buyer and the Escrow Agent dated as of the Closing Date in the form attached hereto as Exhibit E hereto. “Escrow Amount” means $3,000,000.00. “Expenses” means all out-of-pocket fees and expenses, including legal and accounting fees, incurred or to be incurred by any of the Sellers, Buyer or the Company in negotiating and preparing this Agreement and all documents executed in connection herewith and in closing and carrying out the Transactions. “Family Member” means, with respect to any individual, any lineal descendant, ancestor, current or former spouse or domestic partner, adopted child or step-child of such individual, or any current or former spouse or domestic partner of any of the foregoing. “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board,, as in effect from time to time, consistently applied in accordance with the Company’s past practices. “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person, including indemnification obligations outside the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning. For avoidance of doubt, the term “guarantee” does not include product warranties. “Hazardous Materials” means: (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under any Environmental Law; and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, lead paint, asbestos or silica in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended. “Indebtedness” of any Person means, without duplication: (i) all indebtedness for borrowed money or funded debt owed by such Person including, without limitation, any PPP indebtedness (ii) all Guarantees of such Person, (iii) all Liabilities of such Person evidenced by notes, bonds or debentures, (iv) all Liabilities of such Person secured by any Liens (other than

43 Permitted Liens), (v) the capitalized portion of lease Liabilities of such Person under any lease required to be capitalized under GAAP, (vi) all Liabilities of such Person arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current Liabilities incurred in the ordinary course), and (vii) any interest, principal, prepayment penalty, fees, or expenses, to the extent due or owing in respect of those items listed in clauses (i) through (vii) above. “Insolvent” shall mean (i) a Person that is unable to pay its debts or other obligations as they become due or (ii) the aggregate fair valuation of a Person’s debts are in excess of the aggregate fair valuation of such Person’s assets. “Intellectual Property” means, collectively, in the United States and all countries or jurisdictions foreign thereto, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, (ii) all Trademarks, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all legal rights and copyrights in any work of authorship (including databases, software, and mask works) and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, methods, formulas, compositions, manufacturing and production processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) computer software and firmware (including source code, executable code, data, databases, user interfaces and related documentation) (collectively, “Software”), (vi) all other proprietary and intellectual property rights, (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (viii) all income, royalties, damages and payments related to any of the foregoing (including damages and payments for past, present or future infringements, misappropriations or other conflicts with any intellectual property), and the right to sue and recover for past, present or future infringements, misappropriations or other conflict with any intellectual property. “Letter of Intent” means that certain Letter of Intent dated April 1, 2021 by and among Buyer, the Company and Jorgensen. “Liabilities” means any debts, liabilities or obligations of any nature (whether accrued or unaccrued, absolute or contingent, direct or indirect, asserted or unasserted, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, or otherwise, and whether due or to become due, for personal injury, property damage or otherwise, and regardless of when asserted). “Liens” means any security interests, charges, claims, Liabilities, mortgages, pledges, covenants, encumbrances, liens, assessments, agreements, options, rights of first refusal, restrictions and burdens of every kind or nature whatsoever. “Listed Intellectual Property” means (i) Patents and Patent applications (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof); (ii) Trademark and service mark registrations, registration applications, and

44 unregistered Trademarks and service marks; (iii) internet domain name registrations; (iv) copyright registrations, renewals and applications for registration of copyrights; (v) proprietary software; and (vi) trade names. “Off-Site Environmental Liabilities” means Liabilities that arise out of or in any way relate to a Spill of Hazardous Materials by any Seller or the Company of any kind occurring prior to the Closing at any property or facility that is not now and has not previously been owned or occupied by the Company, its Affiliates or any of its predecessors. “On-Site Environmental Liabilities” means Liabilities that arise out of or in any way relate to a Spill of Hazardous Materials by any Seller or the Company of any kind occurring prior to the Closing (including migration of such contamination off-site) at any property or facility now or previously occupied by Sellers, the Company, their respective Affiliates or any of their respective predecessors, including real property owned or leased by the Company. “Pass-Through Tax Return” means a Tax Return (such as IRS Form 1065 and associated IRS Schedule K-1s and corresponding state and local Tax Returns) of the Company with respect to which (x) the Company is treated as a partnership or disregarded entity for U.S. federal (and applicable state and local) income Tax purposes, and (y) any income, gain, losses, deductions, or other Tax items of the Company reflected on such Tax Returns are allocated to, and reflected on the Tax Returns, of the Sellers. By way of example and without limitation, Tax Returns primarily concerning property Taxes, sales and use Taxes, payroll Taxes, and withholding Taxes are not Pass-Through Tax Returns. “Patents” means all letters patent and pending applications for patents of the United States and all countries and jurisdictions foreign thereto and all reissues, reexaminations, divisions, continuations, continuations-in-part, revisions, and extensions thereof. “Permits” means all permits, licenses, registrations, qualifications, approvals and authorizations by or of Governmental Authorities, including, without limitation, any permits for above ground, or below ground, storage tanks. “Permitted Liens” means (a) Liens for Taxes or other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings, (b) statutory Liens of landlords for amounts not yet due and payable, (c) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for amounts not yet due and payable, and (d) typical restrictions on use and transferability imposed by licensors of Intellectual Property. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Personal Data” means any information related to any identified or identifiable natural or legal person and any other additional data deemed as personal data under any applicable personal data protection laws. “PPP Lender” means FirstBank.

45 “PPP Loan Escrow Agreement” means the form of escrow agreement among the PPP Lender,the Sellers and Buyer in a form reasonably acceptable to Sellers and Buyer. “PPP Loans” means the indebtedness evidenced by (1) that certain Paycheck Protection Program Note, dated February 19, 2021, by American Performance Dealer Services LLC to FirstBank and (2) that certain Paycheck Protection Program Note, dated April 16, 2020, by American Performance Dealer Services LLC to FirstBank. “Restricted Business” means the distribution, sale and installation of window tint and film paint protection products for motor vehicles. “Sellers’ Closing Costs” means (i) any amounts incurred the Company as of the Closing in respect of all legal, accounting, financial advisory and other advisory, transaction or consulting fees and expenses incurred the Company in connection with the Transactions, including the consummation of the Transactions and the other Transaction Documents, (ii) all payments required to obtain third party consents and expense incurred the Company in connection with Transactions and (iii) all Severance Payments or other change of control payments due by the Company to any Person under any plan, agreement or arrangement of the Company. “Sellers Guarantees” means all guarantees or other instruments or documents under which any Seller or any Affiliate of a Seller (other than the Company) has guaranteed or is otherwise all guarantees or other instruments or documents under which the Seller or any Affiliate of the Seller (other than the Company) has guaranteed or is otherwise. “Sellers’ Knowledge” means the actual knowledge of each of the Sellers and David Jorgensen, John Nisson and Steven White and the knowledge that each of the Sellers and David Jorgensen, John Nisson and Steven White would reasonably be expected to have obtained after making reasonable inquiry and reasonable diligence with respect to the matter in question. “Severance Payments” means all severance, stay bonus or change of control payments (whether payable prior to, on or after the Closing Date) payable under any Employee Benefit Plan or Contract to which the Company is a party and that was in effect at any time prior to the Effective Time and under which such payments are required, in whole or in part as a result of the consummation of the Transactions or in connection with a termination of employment occurring prior to or contemporaneously with the Closing. “Spill” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture) whether or not notification or reporting to any Governmental Authority was or is required, including any Spill that is subject to Environmental Law. “Straddle Period” means each taxable period that includes but does not end on the Closing Date.

46 “Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, occupancy, ad valorem, premium, windfall profit, environmental, customs, duties, real property, personal property, escheat or unclaimed property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts (whether disputed or not) in respect of the foregoing; the foregoing shall include any transferee, successor or secondary liability for a Tax, any liability to make Tax distributions and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included or required to be included) in any Tax Returns relating thereto. “Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with respect to Taxes, including any schedule or attachment thereto and any amendment thereof. “Term” means (i) with respect to Siskin and its Affiliates, the period beginning on the Closing Date and ending upon the second (2nd) anniversary of the Closing Date and (ii) with respect to Jorgensen and the Trust, the term set forth in the Employee Agreement. In all cases, in the event of a Breach or violation by any Seller, as applicable of Section 6.1, the Term with respect to Buyer or Sellers, as applicable, shall be extended by a period of time equal to the period of time during which any Seller violates the terms of Section 6.1. “Third Party Licenses” means any agreement pursuant to which the Company leases, is licensed or is otherwise authorized to use or distribute any Intellectual Property of any other Person or which otherwise affect the ability of the Company to use Company Intellectual Property (other than licenses for Commercial Software). “Threatened” means (whenever in this Agreement reference is made to an Action or to another matter that is “threatened”) that a written demand or statement has been made or a written notice has been given that an Action or other matter is to be asserted, commenced, taken or otherwise pursued or may occur in the future or that an event has occurred or circumstances exist that would lead a reasonable Person to conclude that an Action or such other matter is likely to be asserted, commenced, taken or otherwise pursued or will occur in the future. “Trademarks” means, in the United States and all countries and jurisdictions foreign thereto, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, registered trade names and unregistered trade names, corporate names, fictitious names, trade dress, logos, slogans, and Internet domain names, together with all translations, adaptations, derivations, combinations and renewals thereof. “Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

47 “Transaction Tax Deductible Amounts” means (i) the aggregate amount of the Sellers’ Closing Costs (including for this purpose any amounts that would be Sellers’ Closing Costs except for the fact that such amounts are paid prior to the Closing) and any unamortized fees, deferred financing costs, or other amounts deductible as a result of the payment of the Indebtedness pursuant to Section 1.3.“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the regulations issued thereunder, or similar state Laws. “Working Capital” shall mean the Company’s (i) current assets, minus (ii) current liabilities (including accrued vacation and sick pay) as of the Closing Date, in each case as determined in accordance with GAAP, consistent with the preparation of the Financial Statements; provided, however, that (A) Working Capital shall not include Cash and Cash Equivalents, (B) no distributions payable to the Company’s members shall be treated as current liabilities , (C) accounts payable due to Siskin for expenses incurred by Siskin on behalf of the Company shall be treated as current liabilities. “Working Capital Target” means $1,500,000. Section 7.3 Entire Agreement; Amendment. This Agreement, including the exhibits and schedules hereto, the Transaction Documents and the Contracts executed in connection herewith and therewith contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous representations, warranties, covenants, agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter, including the Letter of Intent. Section 7.4 Counterparts; Deliveries. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original and binding on the signatories thereto, but all of which together shall constitute one and the same instrument. This Agreement, the Transaction Documents and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties, except that the failure of any party to comply with such a request shall not render this Agreement invalid or unenforceable. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. Section 7.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer any right or remedy under or by reason of this Agreement on any Person other than the parties signatory hereto, Buyer Indemnified Parties, Sellers Indemnified Parties and their

48 respective heirs, representatives, successors and permitted assigns, nor is anything set forth herein intended to affect or discharge the Liability of any other Person to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over against any party to this Agreement. Section 7.6 Expenses. (a) Each of the parties shall be responsible for the payment of all Expenses incurred by it in connection with this Agreement and all documents executed in connection herewith, including legal and accounting fees and expenses and due diligence work and reports (including with respect to environmental matters), and Sellers shall solely be responsible for all Seller’s Closing Costs not paid prior to Closing or not included as a liability in the calculation of Closing Working Capital or as a reduction in the Purchase Price. (b) Except as otherwise provided in Section 5.8, in the event of any dispute arising out of the interpretation or enforcement of this Agreement or the Transaction Documents, the non-prevailing party shall pay all reasonable attorneys’ fees and expenses incurred by the prevailing party, including fees and expenses upon appeal or in any bankruptcy or similar proceeding. Section 7.7 Waiver. No failure of any party to exercise any right or remedy given to such party under this Agreement or otherwise available to such party or to insist upon strict compliance by any other party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such party. Any such written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future Breaches or violations or other non-specified Breaches or violations unless, and to the extent, set forth therein. Section 7.8 Governing Law. This Agreement shall be construed and governed in accordance with the internal Laws of the State of Texas without regard to the principles of conflicts of laws. Section 7.9 Assignments. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, nothing in this Agreement is intended to limit Buyer’s ability to assign its rights or delegate its responsibilities and Liabilities under this Agreement, at any time whether prior to or following the Closing Date without consent, to (a) any Affiliate of Buyer, (b) any purchaser of all or substantially all of the assets or stock of Buyer or (c) lenders to Buyer or its Affiliates as security for borrowings. Notwithstanding anything to the contrary contained herein, Sellers may not assign any of their rights or delegate any of their responsibilities or Liabilities under this Agreement, without the written consent of Buyer. Section 7.10 Headings. The subject headings of articles and sections of this Agreement are included for purposes of convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

49 Section 7.11 Jurisdiction of Courts. Any Action initiated over any dispute arising out of or relating to this Agreement or any of the Transactions shall be initiated in any federal or state court located in Dallas, Texas, and the parties further agree that venue for all such matters shall lie exclusively in those courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have, including any claim of forum non conveniens, to venue in the courts located in Dallas, Texas. The parties agree that a final judgment in any such dispute may be enforced in other jurisdictions by Action on the judgment or in any other manner provided by Law. Section 7.12 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the Transaction Documents, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived. Section 7.13 Construction; Interpretive Matters. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation and (d) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not simply mean “if.” Section 7.14 Public Announcements. No party shall make any public announcement or filing with respect to the Transactions provided for herein without the prior written consent of Buyer and Sellers, unless otherwise required by Law. Any press release or other announcement or notice regarding the Transactions shall be a joint press release mutually agreed to in writing by Buyer and Sellers. [Signature Pages Follow]

[Membership Interest Purchase Agreement] IN WITNESS WHEREOF, the parties have executed this Membership Interest Purchase Agreement as of the date first above written. PERMAPLATE FILM, LLC By: /s/ David Jorgensen Name: David Jorgensen Title: Operating Manager SISKIN ENTERPRISES, INC. By: /s/ John Nisson Name: John Nisson Title: President /s/ David Jorgensen David Jorgensen, Individually THE DAVID AND BLAISE JORGENSEN FAMILY TRUST By: /s/ David Jorgensen Name: David Jorgensen Title: Trustee

[Membership Interest Purchase Agreement] XPEL, INC. By: /s/ Ryan L. Pape Ryan L. Pape, President and Chief Executive Officer